UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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GRAHAM CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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GRAHAM CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 27, 2006
      The 2006 annual meeting of stockholders of Graham Corporation will be held on Thursday, July 27, 2006, at 11:00 a.m., Eastern Time, in the 2nd Floor Conference Room at 1 Bausch & Lomb Place, Rochester, New York 14604, for the following purposes, which are more fully described in the accompanying proxy statement:

(1)	To elect two Directors.

(2)	To approve the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value.

(3)	To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

(4)	To transact such other business as may properly come before the annual meeting or any adjournment of the annual meeting.
      The Board of Directors has fixed the close of business on June 1, 2006 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the annual meeting as well as at any adjournments of the annual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Operating Officer
Dated: June 23, 2006

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF THE AMENDED AND RESTATED 2000 GRAHAM CORPORATION INCENTIVE PLAN TO INCREASE SHAREHOLDER VALUE
PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION
Stock Price Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS

GRAHAM CORPORATION
20 Florence Avenue
Batavia, New York 14020
PROXY STATEMENT
        We are furnishing this proxy statement to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at the annual meeting of stockholders for our fiscal year ended March 31, 2006, referred to as “fiscal year 2006,” as well as for use at any adjournment of the annual meeting. This proxy statement and the accompanying form of proxy are being first mailed to our stockholders on or about June 23, 2006.
Location of Annual Meeting
       The annual meeting will be held on Thursday, July 27, 2006, at 11:00 a.m., Eastern Time, in the 2nd Floor Conference Room at 1 Bausch & Lomb Place, Rochester, New York 14604.
Record Date and Shares Outstanding
       Stockholders of record at the close of business on June 1, 2006, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of stock outstanding, designated common stock, $0.10 par value per share. As of the record date, there were 3,832,390 shares of our common stock issued and outstanding.
Proxy Cards and Voting
       Each stockholder is entitled to one vote for each share of common stock held as of the record date.
      If we receive the enclosed proxy, properly executed and dated, in time to be voted at the annual meeting, the Board of Directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the nominees for election as Director;

•	FOR approval of the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value; and

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2007.
      The shares may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournment or postponement of the annual meeting.
Quorum
       A quorum is required for our stockholders to conduct business at the annual meeting. Pursuant to our by-laws, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting will constitute a quorum.

Effect of Abstentions
       Abstentions may be specified on all proposals other than the election of Directors and will be counted for the purpose of establishing a quorum. Abstentions will have the effect of “no” votes with respect to approving the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value and with respect to ratifying the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2007, referred to as “fiscal year 2007.”
Effect of “Broker Non-Votes”
       Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients, who are the beneficial owners of such shares, brokers normally have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of an independent registered public accounting firm, but not on non-routine matters. Broker non-votes occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.
      Because the proposals to be acted upon at the annual meeting include routine matters as well as one non-routine matter (the approval of the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value), with respect to uninstructed shares, a broker may turn in a proxy card and vote on the routine matters but not on the non-routine matter. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of shares entitled to vote on a non-routine proposal. Accordingly, broker non-votes will not affect the outcome of the proposal to approve the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value.
Vote Required
       The table below shows the vote required to approve each of the proposals described in this proxy statement, assuming the presence of a quorum at the annual meeting.

Proposal Number	Proposal Description	Vote Required

One	Election of two Directors	Plurality of the votes duly cast

Two	Approval of the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value	Majority of the votes duly cast*

Three	Approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007	Majority of the votes duly cast

*	without regard to broker non-votes
Revocability of Proxies
       Your presence at the annual meeting will not automatically revoke your proxy. However, you can revoke your proxy at any time before it is voted at the annual meeting by:

•	delivering a written notice of revocation to our Corporate Secretary;

•	delivering a duly executed proxy bearing a later date to our Corporate Secretary; or

•	attending the annual meeting and filing a written notice of revocation with our Corporate Secretary.
      Notices of revocation and revised proxies should be sent to our Corporate Secretary at the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.
      Please note, however, that if your shares are held of record by a broker, bank or other nominee, and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares, and (2) that the broker, bank or other nominee is not voting the shares at the annual meeting.

Solicitation of Proxies
       This proxy solicitation is made by the Board of Directors on our behalf, and we will bear the cost of soliciting proxies. In addition to solicitation by mail, our Directors, officers and employees may solicit proxies personally or by telephone or other telecommunication. We will not compensate our Directors, officers or employees for making proxy solicitations on our behalf. We will provide persons holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy materials for delivery to those beneficial owners and will reimburse the record owners for their expenses in doing so.
Principal Executive Offices
       Our principal executive offices are located at 20 Florence Avenue, Batavia, New York 14020. Our telephone number is 585-343-2216.
Annual Report to Stockholders and Annual Report on Form 10-K
       We have enclosed with this proxy statement our 2006 annual report to stockholders and annual report on Form 10-K for fiscal year 2006, as filed with the Securities and Exchange Commission. These reports include our audited financial statements, along with other information about us, which we encourage you to read.
      To obtain an additional copy of our annual report on Form 10-K without charge, please address your request to Graham Corporation, Attention: Annual Report Request, 20 Florence Avenue, Batavia, New York, 14020 or telephone us at 585-343-2216.
      You can also obtain a copy of our annual report on Form 10-K and the other periodic filings that we make with the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
       The table below sets forth the beneficial ownership of our common stock as of June 1, 2006, by:

•	each person who is known to us, based on reports filed with the Securities and Exchange Commission, to own beneficially more than 5% of our common stock;

•	each of our “named executive officers” (See “ Executive Compensation ” on page 21);

•	each of our Directors and Director nominees who beneficially own shares of our common stock; and

•	all of our executive officers and Directors as a group.
      Unless otherwise indicated in the footnotes to the below table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder. The designated address of each individual listed in the table is Graham Corporation, 20 Florence Avenue, Batavia, New York 14020.

      All numbers reported in the table have been adjusted to reflect the two-for-one stock split in the nature of a dividend that was effective as of October 3, 2005.
COMMON STOCK OWNERSHIP TABLE(1)

Common Stock Beneficially Owned

	Number of		Percentage of
Name of Beneficial Owner	Shares(2)		Class(2)

Employee Stock Ownership Plan of Graham Corporation	155,809	(5)	4.1%
Van Den Berg Management	335,240	(6)	8.7
Helen H. Berkeley(3)	192,744	(7)	5.0
Jerald D. Bidlack(3)	52,000	(8)	1.3
William C. Denninger(3)	10,500	(9)	*
J. Ronald Hansen(4)	23,440	(10)	*
William C. Johnson(3)	32,800	(11)	*
H. Russel Lemcke(3)	67,900	(12)	1.8
James R. Lines(4)	8,228	(13)	*
James J. Malvaso(3)	4,000	(14)	*
Stephen P. Northrup(4)	24,710	(15)	*
Cornelius S. Van Rees(3)	43,600	(16)	1.1
All executive officers and Directors as a group (10 persons)	459,992	(17)	11.5

*	Less than 1%.

(1)	On March 27, 2006, we established stock ownership guidelines for our executive officers and Directors in order to further align their interests with those of our stockholders. Under the stock ownership guidelines: (i) our chief executive officer is required to own common stock in an amount equal to 1.25 times his base salary; (ii) our other executive officers are required to own common stock in an amount equal to 1.00 times their respective base salaries; and (iii) our Directors are required to own not less than 4,000 shares of common stock. Our current executive officers and Directors must be in compliance with the stock ownership guidelines within five years from the date the guidelines were adopted. Individuals who become executive officers or Directors must comply with the ownership guidelines within five years of becoming subject to such guidelines. The stock ownership guidelines require our executive officers to retain 65% of the net shares they realize (after tax) when a restricted stock award vests or a stock option is exercised until such persons are in compliance with the guidelines.

(2)	Based upon 3,832,390, that being the number of shares of common stock outstanding as of June 1, 2006. Under the rules of the Securities and Exchange Commission, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or dispositive power, whether or not such shares are held for the individual’s benefit, and includes shares that may be acquired within 60 days upon exercise of options.

(3)	Director.

(4)	Executive officer.

(5)	The Employee Benefits Committee of our Board of Directors administers the Employee Stock Ownership Plan of Graham Corporation (the “ESOP”). The Board of Directors has appointed an unrelated corporate trustee for the ESOP. The Employee Benefits Committee instructs the ESOP trustee regarding investment of funds contributed to the ESOP. Each member of the Employee Benefits Committee disclaims beneficial ownership of the shares held in the ESOP. The ESOP trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP’s suspense account are voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions the ESOP trustee has received from participants regarding the allocated stock, provided such instructions do not conflict with the ESOP trustee’s fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended. As of June 1, 2006, all 155,809 shares were allocated to participants under the ESOP and no shares were unallocated. The address of the ESOP is 20 Florence Avenue, Batavia, New York 14020.

(6)	The amount and percentage shown and the information in this footnote is derived from Schedule 13G (Amendment No. 2) of Van Den Berg Management dated January 9, 2006. Van Den Berg Management’s address is 805 Las Cimas Parkway, Suite 430, Austin, Texas 78746. Van Den Berg Management has reported that it shares voting and dispositive power with respect to all of such shares.

(7)	Includes 32,000 shares that Mrs. Berkeley may acquire within 60 days upon exercise of stock options.

(8)	Includes 21,000 shares that Mr. Bidlack may acquire within 60 days upon exercise of stock options.

(9)	These are shares that Mr. Denninger may acquire within 60 days upon exercise of stock options.

(10)	Includes 6,000 shares that Mr. Hansen may acquire within 60 days upon exercise of stock options and 1,440 shares held by the ESOP trustee and allocated to Mr. Hansen’s account, as to which Mr. Hansen has sole voting power but no dispositive power, except in limited circumstances.

(11)	These are shares that Mr. Johnson may acquire within 60 days upon exercise of stock options.

(12)	Includes 25,500 shares that Mr. Lemcke may acquire within 60 days upon exercise of stock options.

(13)	Includes 6,000 shares that Mr. Lines may acquire within 60 days upon exercise of stock options and 2,228 shares held by the ESOP trustee and allocated to Mr. Lines’s account, as to which Mr. Lines has sole voting power but no dispositive power, except in limited circumstances.

(14)	These are shares that Mr. Malvaso may acquire within 60 days upon exercise of stock options.

(15)	Includes 6,000 shares that Mr. Northrup may acquire within 60 days upon exercise of stock options and 2,710 shares held by the ESOP trustee and allocated to Mr. Northrup’s account, as to which Mr. Northrup has sole voting power but no dispositive power, except in limited circumstances.

(16)	Includes 25,500 shares that Mr. Van Rees may acquire within 60 days upon exercise of stock options.

(17)	See footnotes 7 through 16 to this table. Includes 169,300 shares that members of the group may acquire within 60 days upon exercise of stock options and 6,378 shares allocated to the executive officers under the ESOP, as to which the executive officers may exercise voting power, but not dispositive power, except in limited circumstances.

PROPOSAL ONE:
ELECTION OF DIRECTORS
       Our Board of Directors currently consists of seven members. Our by-laws provide for a classified Board of Directors consisting of three classes of Directors, with each class serving a staggered three-year term. As a result, only a portion of our Board of Directors is elected each year.
      The term of two of our seven Directors, Helen H. Berkeley and William C. Johnson, will expire at the annual meeting. The Nominating Committee has nominated Helen H. Berkeley for re-election as a Director and James R. Lines for election as a Director. If elected, each of Mrs. Berkeley and Mr. Lines would hold office for a three-year term expiring in 2009 or until his or her successor is duly elected and qualified. Mr. Johnson has informed the Board of Directors that he does not wish to stand for re-election.
      Unless authority to vote for one or more of the Director nominees is specifically withheld, proxies will be voted FOR the election of both nominees.
      The Board of Directors does not contemplate that either nominee will be unable to serve as a Director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute nominees as they, in their discretion, determine.
      Our by-laws require mandatory retirement at age 75 for Directors who become members of the Board of Directors for the first time after October 30, 2002. No retirements pursuant to this provision occurred during fiscal year 2006.
      The table below sets forth information concerning each Director nominee.
Nominees Proposed for Election as Directors
for a Three-Year Term Expiring in 2009

Name and Background	Director Since

Helen H. Berkeley, age 77, is a private investor.	1998

James R. Lines, age 45, became our President and Chief Operating Officer in June 2006. Mr. Lines has been with our company since 1984. Previously, and since December 2004, Mr. Lines was our Vice President and General Manager. Mr. Lines has also held the positions of Vice President of Engineering and Vice President of Sales and Marketing. Prior to his senior management positions, he was an application engineer, sales engineer and product supervisor. Mr. Lines holds a Bachelor of Science degree in Aerospace Engineering from the University of Buffalo.

      The table below sets forth information concerning each Director whose term in office does not expire at the annual meeting.
Directors Whose Terms Do Not Expire
at the Annual Meeting

Name and Background	Director Since	Term Expires

Jerald D. Bidlack, age 70, has served since 1992 as President of Griffin Automation, Inc., a manufacturer of special automation machinery and systems, located in West Seneca, New York. He also serves as a trustee of Keuka College, located in Penn Yan, New York.	1985	2007
William C. Denninger, age 55, has since 2000 served as Senior Vice President-Finance and Chief Financial Officer of Barnes Group Inc., located in Bristol, Connecticut. Before joining Barnes, and from 1993 to 2000, he served as Vice President-Finance and Chief Financial Officer of BTR, Inc., located in Stamford, Connecticut.	2003	2008
H. Russel Lemcke, age 66, has since 1990 served as President of H. Russel Lemcke Group, Inc., which specializes in strategic business development, including mergers, acquisitions and joint ventures. Mr. Lemcke serves as a Director of Sensus Metering Systems, Inc., located in Raleigh, North Carolina. Sensus is a global manufacturer of utility metering products and systems.	1996	2008
James J. Malvaso, age 56, has since 1997 served as President and Chief Executive Officer of The Raymond Corporation, located in Greene, New York. Previously, and from 1993 to 1996, he served as Chief Operating Officer and Vice President-Operations of Raymond. He also serves as a trustee of Lemoyne College, located in Syracuse, New York.	2003	2007
Cornelius S. Van Rees, age 77, was a partner in the New York City law firm of Thacher Proffitt & Wood until his retirement in 1994. Mr. Van Rees received his law degree in 1954 from Columbia University. He also serves as our Corporate Secretary.	1969	2008

PROPOSAL TWO:
APPROVAL OF THE
AMENDED AND RESTATED 2000
GRAHAM CORPORATION INCENTIVE PLAN TO INCREASE
SHAREHOLDER VALUE
Background, Purpose and Effective Date
       On June 1, 2006, our Board of Directors adopted an amendment and restatement of the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value (referred to as the “Current Plan”) and recommended that the plan, as amended and restated (referred to as the “Amended Plan”), be submitted to our stockholders for approval at the annual meeting. If approved by our stockholders at the annual meeting, the Amended Plan will become effective as of July 27, 2006.
      The purpose of the Amended Plan is to increase shareholder value by (i) promoting the growth and profitability of our company; (ii) providing officers and Directors with an incentive to achieve corporate objectives; (iii) attracting and retaining officers and Directors of outstanding ability; and (iv) providing such persons with an equity interest in our company in order to better align their interests with the interests of stockholders.
      Under the Amended Plan, the Compensation Committee will be authorized to grant eligible individuals: (i) options to purchase shares of common stock; (ii) shares of common stock; (iii) restricted shares of common stock; and (iv) cash awards or restricted shares that qualify as deductible “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the “Code.” The Current Plan only permits the grant of options to purchase shares of common stock.
      The Board of Directors believes that the proposed amendments to the Current Plan are necessary to permit us to provide the range of incentives and rewards to our officers and Directors required to attract and retain such persons on a competitive basis and to better align the interests of such persons with those of our company, and that the Amended Plan will therefore promote our growth and profitability.
      The Board of Directors believes that the flexibility the Amended Plan will provide to utilize different forms of common stock-based awards is critical, as the regulatory, tax and accounting treatment of common stock-based awards continues to evolve and such changes may impact our ability to provide long-term incentives to our employees and Directors.
      In addition, the 1995 Graham Corporation Incentive Plan to Increase Shareholder Value, which had a 10-year term, has expired and no additional grants may be made under such plan. The 1995 Graham Corporation Incentive Plan to Increase Shareholder Value provided for the issuance of shares of our common stock in connection with grants of incentive stock options to our officers and employees and non-qualified stock options to our officers, employees and non-employee Directors.
      Furthermore, as of the date of this proxy statement, only 37,300 shares remain available under the Current Plan. The Board of Directors believes that an increase in available shares as provided in the Amended Plan is necessary given this limited number of shares available for option issuances under the Current Plan. The Amended Plan will make 250,000 additional shares available for issuance.

      The proposed amendments to the Current Plan include, among other things, the following:

	Current Plan	Amended Plan

Shares Available for Issuance	37,300	287,300 (i.e., the Amended Plan will make 250,000 additional shares available for issuance)

Originally Available Shares	300,000	550,000

Types of Available Awards	Stock options	Stock options, stock awards, restricted stock awards, and performance awards

Exercise Price	Determined by the Compensation Committee	Determined by the Compensation Committee, but cannot be less than 100% of the fair market value of the underlying stock on the date of grant

Minimum Option Vesting Period	None	One year

Performance Awards	Not permitted	Cash awards or restricted stock contingent on the achievement of approved performance criteria

Plan Expiration Date	November 1, 2010	July 26, 2016

Reuse/Reloading	Permitted	Not Permitted
      In addition, the Current Plan provides that no participant is permitted to dispose of common stock acquired pursuant to the exercise of an incentive stock option, except with the prior written approval of the Compensation Committee, until after the later of (i) the second anniversary of the option grant, or (ii) the first anniversary of the date the shares were acquired. Because we have adopted stock ownership guidelines applicable to our executive officers and Directors, which guidelines require our executive officers to hold a specified percentage of the shares received from stock awards or the exercise of stock options until designated ownership amounts are reached, no such restrictions on disposition are contained in the Amended Plan. See “— Security Ownership of Certain Beneficial Owners and Management ” on page 3 of this proxy statement for additional information regarding our stock ownership guidelines.
Required Vote
       Assuming the presence of a quorum, the affirmative vote of at least a majority of our common stock, present at the annual meeting, in person or by proxy, without regard to broker non-votes, is required to approve the Amended Plan.
      The Board of Directors recommends a vote FOR this proposal. Unless otherwise directed, the persons named in the enclosed proxy will vote such proxies FOR this proposal.
Summary of the Amended Plan
       The below summary of the Amended Plan is qualified in its entirety by reference to the text of the Amended Plan, a copy of which is attached as Appendix A to this proxy statement. Stockholders are urged to read the Amended Plan in its entirety.
          Shares of Stock Subject to the Amended Plan
      The maximum number of shares of stock to be available for the grant or issuance of awards under the Amended Plan (including issuance of shares of common stock, restricted shares of common stock, and options) may not exceed 550,000, and no more than 100,000 shares of common stock may be used for awards of shares of common stock or awards of restricted shares of stock, subject to adjustment upon certain corporate events (as described below). All 262,700 shares previously used under the Current Plan since its adoption count against the number of shares remaining available for issuance under the Amended Plan. Therefore, if the Amended Plan is approved by our stockholders at the annual meeting, an aggregate of 287,300 shares will be available for awards under the Amended Plan.
      Any shares of stock related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares will again become available for grant under the Amended Plan. Except for expired, forfeited or cancelled shares, the Amended Plan is intended to prohibit the “recycling” or “reloading” of shares back into the Amended Plan. This means that shares exchanged or withheld to pay the exercise price of an award or to satisfy tax withholding obligations with respect to an award count against the numerical limits of the Amended Plan. The shares of stock available for issuance under the Amended Plan may be authorized and unissued shares or treasury shares.
          Award Limits
      Subject to adjustment upon certain corporate events (as described below), and notwithstanding any provision contained in the Amended Plan to the contrary:

•	the maximum number of shares of stock for which awards may be granted to any participant during a calendar year is 24,000; and

•	the maximum aggregate number of shares of stock for which awards may be granted to all participants during any continuous 36-month period is 3% of the total number of our aggregate authorized shares of common stock as of the beginning of such period.
          Administration
      The Amended Plan will be administered by the Compensation Committee of our Board of Directors. The Compensation Committee will determine and designate from time to time our employees and non-employee Directors to be granted awards under the Amended Plan, the nature of each award granted and the number of shares subject to each such award.
      The Compensation Committee may delegate its responsibilities and powers under the Amended Plan to any one or more of its members, our chief executive officer or other senior members of management as the Compensation Committee deems appropriate, provided that only the Compensation Committee, or other committee consisting of two or more non-employee Directors may select and grant awards under the Amended Plan to our officers and Directors, and provided further, that only the Compensation Committee may grant performance awards.
          Eligibility
      All of our employees and non-employee Directors (as well as the employees and non-employee Directors of any of our subsidiaries) are eligible to participate in the Amended Plan. However, only our employees are eligible to receive stock options granted pursuant to the Amended Plan that are intended to qualify as incentive stock options, or ISOs, under the Code.
      As of March 31, 2006, we had four executive officers, six non-employee Directors, and approximately 250 employees (including employees of subsidiaries), each of whom will be eligible to participate in the Amended Plan if it is approved at the annual meeting. The selection of those persons within a particular class who will receive awards will be made by the Compensation Committee.
          Awards of Options
      The Compensation Committee may grant awards in the form of options to buy our common stock that are ISOs or options that are not intended to be ISOs, referred to as “NQSOs.” Our non-employee Directors may only receive NQSOs.
      An option granted under the Amended Plan will be exercisable in accordance with such terms and conditions as may be determined by the Compensation Committee. In addition to any such terms and conditions, the terms and conditions described below will apply to all options granted under the Amended Plan.

•	Exercise Price. The exercise price per share of stock subject to an option may not be less than 100% of the fair market value of a share of our common stock on the date such option is granted. However, the exercise price may not be less than 110% of such fair market value for any ISO granted to any person who, as of the date of grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of our stock or that of any of our subsidiaries, referred to as a “Control Person.”

•	Term. The Compensation Committee will determine the term of each option, but no option shall be exercisable before one year or more than ten years from its date of grant, and no ISO granted to a Control Person shall be exercisable more than five years from its date of grant.

•	Aggregate Fair Market Value of ISOs. The aggregate fair market value (determined at the time the ISO is granted) of the common stock with respect to which ISOs are exercisable for the first time during any calendar year under shall not exceed $100,000.

      Upon exercise, the exercise price of an option may be paid in cash, or, to the extent permitted by the Compensation Committee, by tendering shares of our common stock, a combination of the foregoing, or such other consideration as the Compensation Committee may deem appropriate. Options awarded under the Amended Plan may also be exercised by way of a broker-assisted stock option exercise program, if any.
          Awards of Stock
      The Compensation Committee may grant awards in the form of common stock or restricted shares of stock, in such numbers and at such times as the Compensation Committee determines, provided, however, that the Compensation Committee may grant awards of unrestricted shares of stock only if the Compensation Committee has determined that such award is made in lieu of salary or cash bonus.
      The Compensation Committee may condition, restrict or limit the grant of awards of common stock or restricted shares of stock on the achievement of enumerated performance objectives or on continued employment or service to our company through a specified period of time. In addition, the grant or vesting of shares of stock or restricted shares of stock may be granted in the form performance awards, which are intended to qualify as deductible “performance-based compensation” for purposes of Section 162(m) of the Code.
      During the period in which any shares of common stock received pursuant to a stock award are subject to any restrictions, the Compensation Committee may, in its sole and absolute discretion, deny the participant to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including limiting the right to vote such shares or the right to receive dividends on such shares.
          Performance Awards
      The Compensation Committee may also grant awards in the form of performance awards, which are intended to be deductible “performance-based compensation” within the meaning of Section 162(m) of the Code. A performance award granted under the Amended Plan may be payable in cash or in shares of stock (including restricted shares of stock), as determined by the Compensation Committee.
      Performance awards shall be conditioned solely on the achievement of one or more objective performance standards, and such performance objectives shall be established by the Compensation Committee within the first 90 days of a performance period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), and shall otherwise comply with the requirements of Section 162(m) of the Code. Performance objectives may be measured on an absolute or relative basis, and may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority).
      Performance objectives are limited to specified levels of or increases in our return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of common stock, share price (including but not limited to, growth measures and total stockholder return), net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer satisfaction surveys and productivity.
      Following the completion of a performance period, the Compensation Committee shall meet to review and certify in writing whether, and to what extent, the performance objectives for the performance period have been achieved and, if so, to also calculate and certify in writing the amount of the performance awards earned for the period based upon the performance formula. The Compensation Committee shall then determine the actual size of each participant’s performance award for the performance period and, in so doing, may apply negative discretion, if and when it deems appropriate.
      Generally, a participant must be employed by us on the last day of a performance period to be eligible for a performance award for such performance period. A participant is eligible to receive a performance award for a performance period only to the extent that: (i) the performance objectives for such period are achieved; and (ii) and the performance formula as applied against such performance objectives determines that all or some portion of such participant’s performance award has been earned for the performance period. Performance awards for a performance period are paid to participants as soon as administratively practicable following the certification of the awards by the Compensation Committee.
          Effect of Death, Disability or Termination
      The Amended Plan provides for the treatment of awards of stock and options prior to their complete exercise or vesting, upon the death or total and permanent disability of participants. Unless otherwise decided by the Compensation Committee and provided in an award agreement, upon the death or disability of a participant, the vested portion of any remaining options held by the participant may be exercised in whole or in part within one year after such death or disability, to the extent that the participant would have been entitled to exercise the option at the date of death or disability, and only prior to the expiration of the term of the option. Any unvested restricted shares of a stock award held by the participant at the time of death or disability will be forfeited.
      Unless otherwise decided by the Compensation Committee and provided in an award agreement, upon termination of a participant’s employment or term of directorship for reasons other than death or disability and prior to the complete exercise or vesting of an award granted to him or her under the Amended Plan, the vested portion of any remaining options held by the participant may be exercised in whole or in part within three months after the date of his or her termination, to the extent that the participant would have been entitled to exercise the option at the date of termination, and only prior to the expiration of the term of the option. Any unvested restricted shares of a stock award held by the participant at the time of his or her termination will be forfeited.
          Adjustments Upon Certain Corporate Events
      In the event of any reclassification, recapitalization, merger, consolidation, reorganization or any other change in corporate structure which, in the judgment of the Compensation Committee, materially affects the value of our common stock, the Compensation Committee may determine such substitutions or adjustments to the maximum number of shares available under the Amended Plan, the number and class of shares and the exercise price per share set forth in any award that has been granted, or any other affected terms of an award or the Amended Plan as the Compensation Committee, in its sole discretion, deems equitable or appropriate. However, no such adjustments may be made to an ISO without the participant’s consent, if such adjustment would cause such ISO to fail to qualify as an ISO.
          Amendment or Termination of the Amended Plan
      Subject to certain limitations regarding repricing of options (which requires the affirmative approval of our stockholders at a stockholders’ meeting except for an adjustment in the event of a change in capitalization), our Board of Directors may, at any time, alter, amend, suspend, discontinue or terminate the Amended Plan. However, no such action may adversely affect the rights of participants to awards previously granted under the Amended Plan.
          Duration of the Amended Plan
      Awards may not be granted under the Plan after July 26, 2016, but awards granted under the Plan before such date may extend beyond that date.
Securities Act Registration
       We intend to register the additional 250,000 shares of common stock to be made available for issuance under the Amended Plan with the Securities and Exchange Commission pursuant to a registration statement on Form S-8 if the Amended Plan is approved by the stockholders at the annual meeting.

Tax Status of Awards Under the Amended Plan
       The following discussion of the U.S. federal income tax consequences of awards under the Amended Plan is based on present federal tax laws and regulations and does not purport to be complete. Foreign, state and local taxes not described below may also apply.
          Incentive Stock Options
      Pursuant to the requirements of Section 422 of the Code, only employees are eligible to receive ISOs. If an option is an ISO, no income is realized by the employee upon grant or exercise of the ISO, and no deduction is available to us at such times. If the shares of common stock purchased upon the exercise of an ISO are held by the employee for at least two years from the date of the grant of such ISO and for at least one year after exercise, any resulting gain is taxed at long-term capital gains rates. If the shares purchased pursuant to an ISO are disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the shares at the time of exercise and the exercise price of the ISO, is taxed at ordinary rates as compensation paid to the employee, and we are entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the shares at the time of exercise is taxed at capital gains rates.
          Non-Qualified Stock Options
      If an option is a NQSO, no income is realized by the participant at the time of grant of the NQSO, and no deduction is available to us at such time. At the time of exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive an income tax deduction for such amount. Upon disposition, any appreciation or depreciation of the shares after the date of exercise will be treated as capital gain or loss depending on how long the shares have been held.
          Stock Awards
      Upon the grant of an award of shares of common stock, a participant realizes taxable income equal to the fair market value at such time of the shares received by the participant under such award (less the purchase price therefor, if any), and, subject to the limitations of Section 162(m) of the Code, we are entitled to a corresponding tax deduction at that time.
          Restricted Stock Awards
      Upon the grant of an award of restricted shares of common stock, no income is realized by a participant (unless the participant makes an election under Section 83(b) of the Code), and we are not allowed a deduction at that time. When the restricted shares vest and are no longer subject to a substantial risk of forfeiture for income tax purposes, the participant realizes taxable ordinary income in an amount equal to the fair market value at the time of vesting of the restricted shares which have vested (less the purchase price therefor, if any), and, subject to the limitations of Section 162(m) of the Code, we are entitled to a corresponding deduction at such time. If a participant makes a timely election under Section 83(b) of the Code, then the participant recognizes taxable ordinary income in an amount equal to the fair market value at the time of grant of the restricted shares (less the purchase price therefor, if any), and, subject to the limitations of Section 162(m) of the Code, we are entitled to a corresponding deduction at such time.
          Performance Awards
      Generally, a participant receiving a performance award will not recognize income and we will not be allowed a tax deduction at the time the award is granted. When the participant receives payment of the performance award, the amount of cash and the fair market value of any shares received will be ordinary income to the participant and we are entitled to a corresponding deduction at such time.
New Plan Benefits
       Because the benefits conveyed under the Amended Plan will be at the discretion of the Compensation Committee, it is not possible to determine what benefits eligible participants will receive under the Amended Plan. Further, since the Amended Plan would authorize new types of awards not previously available under the Current Plan, it is not possible to determine which, if any, of these new awards might have been granted to any of the current Directors or officers during the past fiscal year, or if granted the amounts thereof.

Equity Compensation Plan Information
       The following table summarizes, as of March 31, 2006, the number of shares subject to currently outstanding options, their weighted average exercise price, and the number of shares available for future grants under the Current Plan, before taking into account the additional number of shares that would be authorized for issuance if the Amended Plan is approved by stockholders at the annual meeting:

Number of securities
	Number of securities		remaining available for
	to be issued upon	Weighted-average	future issuance under
	exercise of	exercise price of	equity compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	199,100	$8.65	93,300
Equity compensation plans not approved by security holders	—	—	—

Totals	199,100	$8.65	93,300

Stock Price
       The closing price of a share of our common stock as reported on the American Stock Exchange on June 15, 2006 was $18.75 per share.

PROPOSAL THREE:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
       The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP (“Deloitte & Touche”) as our independent registered public accounting firm for fiscal year 2007. This selection will be presented to our stockholders for ratification at the annual meeting. If our stockholders do not approve of the selection of Deloitte & Touche, the Audit Committee will reconsider its choice.
      The Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche to serve as our independent registered public accounting firm for fiscal year 2007. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.
      We have been advised by Deloitte & Touche that it will have a representative present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.
Fees Paid to Deloitte & Touche LLP
       We paid the following fees to Deloitte & Touche for fiscal year 2006 and for the fiscal year ended March 31, 2005, referred to as “fiscal year 2005”:

	Fiscal Year	Fiscal Year
	2006	2005

Audit fees	$141,050	$145,845
Audit-related fees	47,348	65,540
Tax fees	35,182	51,325
All other fees	0	0

	$223,580	$262,710

      Audit fees for each of fiscal year 2006 and fiscal year 2005 included fees associated with audits of our financial statements, reviews of financial statements included in our quarterly reports on Form 10-Q and reviews of our registration statements.
      For fiscal year 2006, audit-related fees included fees associated with employee benefit plan audits, assistance with internal control over financial reporting and out-of-pocket expenses billed. For fiscal year 2005, audit-related fees included fees associated with employee benefit plan audits, assistance with responses to Securities and Exchange Commission comment letters, consultation regarding revenue recognition policy change, consultation regarding the discontinuance of operations in the United Kingdom, consultation regarding restatement of prior year financial statements, and out-of-pocket expenses billed.
      For each of fiscal year 2006 and fiscal year 2005, tax fees primarily included tax compliance, tax consulting and tax planning services, as well as out-of-pocket expenses billed.
      The Audit Committee has determined that the provision of permitted non-audit services described above has not compromised the independence of Deloitte & Touche.
      The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting. The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure such services are within the scope of approval. All audit and permitted non-audit services for which Deloitte and Touche were engaged were pre-approved by the Chairman of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE
       The Audit Committee is currently comprised of Directors Denninger (Chairman), Berkeley, Bidlack, and Lemcke, each of whom the Board of Directors has affirmatively determined is independent pursuant to the listing standards of the American Stock Exchange and applicable Securities and Exchange Commission rules. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as amended and restated by the Board of Directors on January 27, 2006. The Audit Committee’s charter, as amended and restated, is attached as Appendix B to this proxy statement.
      The Audit Committee oversees the company’s financial reporting process on behalf of the Board of Directors, and has other duties and functions as described in its charter.
      Management has the primary responsibility for the company’s financial statements and the reporting process. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
      The Audit Committee has:

•	reviewed and discussed the company’s audited financial statements for fiscal year 2006 with management and the independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the company’s independent registered public accounting firm its independence.
      When evaluating Deloitte & Touche’s independence, the Audit Committee discussed with Deloitte & Touche any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Deloitte & Touche’s independence from the company and its management.
      The Audit Committee discussed with the company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended March 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the company’s independent registered public accounting firm for the fiscal year ending March 31, 2007 and has submitted such selection for ratification by the stockholders at the company’s annual meeting.

Audit Committee:

William C. Denninger, Chairman
Helen H. Berkeley
Jerald D. Bidlack
H. Russel Lemcke

CORPORATE GOVERNANCE
Board Meetings and Committees of the Board
       The Board of Directors has affirmatively determined that Directors Berkeley, Bidlack, Denninger, Lemke, Malvaso, and Van Rees are each independent within the meaning of the American Stock Exchange’s director independence standards.
      The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee, and an Employee Benefits Committee. The function, composition, and number of meetings of each of these committees are described below. Effective April 1, 2006, the Board of Directors discontinued its Executive Committee.
          Audit Committee
      The current members of the Audit Committee are Directors Denninger (Chairman), Berkeley, Bidlack and Lemcke. The Audit Committee held five meetings during fiscal year 2006. The Board of Directors has determined that the Audit Committee has at least one “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules, Director Denninger, based upon his professional work experience as referenced in his biography on page 7 of this proxy statement. The Board of Directors has affirmatively determined that each member of the Audit Committee satisfies the independence standards specified in Section 121A of the listing standards of the American Stock Exchange and applicable Securities and Exchange Commission rules.
      The Audit Committee reviews with Deloitte & Touche LLP, our independent registered public accounting firm, our financial statements and internal control over financial reporting, Deloitte & Touche’s auditing procedures and fees, and the possible effects of professional services upon the independence of Deloitte & Touche.
      The Audit Committee works closely with the Board of Directors, our executive management team, and our independent registered public accounting firm to assist the Board in overseeing our accounting and financial reporting processes and financial statement audits. In furtherance of these responsibilities, the Audit Committee is charged with assisting the Board of Directors in its oversight of: (i) the integrity of our financial statements and internal controls; (ii) our compliance with legal and regulatory requirements; (iii) the qualifications and independence of our independent registered public accounting firm; (iv) the performance of our independent registered public accounting firm; and (v) the planning for and performance of our internal audit function.
      The Audit Committee is also responsible for preparing the Audit Committee’s report set forth in this proxy statement that the Securities and Exchange Commission’s rules require be included in our annual proxy statement, and performing such other tasks that are consistent with the Audit Committee’s charter.
      The Audit Committee’s charter, which was most recently amended and restated on January 27, 2006, is attached to this proxy statement as Appendix B.
          Compensation Committee
      The members of the Compensation Committee are Directors Lemcke (Chairman), Berkeley, Bidlack, Malvaso and Van Rees. The Compensation Committee held two meetings during fiscal year 2006. The Board of Directors has affirmatively determined that each member of the Compensation Committee satisfies the independence standards specified in Section 121A of the listing standards of the American Stock Exchange.
      The Compensation Committee: (i) reviews and determines annually salaries, bonuses and other forms of compensation paid to our executive officers and management; (ii) approves recipients of awards of incentive stock options and non-qualified stock options and establishes the number of shares and other terms applicable to such awards; and (iii) construes the provisions of and generally administers the 2000 Incentive Plan to Increase Shareholder Value, the Annual Stock-Based Incentive Award Plan for Senior Executives and the Graham Annual Executive Cash Bonus Program. The Compensation Committee’s report relating to fiscal year 2006 appears on page 25 of this proxy statement.
          Nominating Committee
      The members of the Nominating Committee are Directors Van Rees (Chairman), Bidlack and Malvaso. The Board of Directors has affirmatively determined that each member of the Nominating Committee satisfies the independence standards specified in Section 121A of the listing standards of the American Stock Exchange.

      The Nominating Committee evaluates, interviews and nominates candidates for election to the Board of Directors. The Nominating Committee held one meeting during fiscal year 2006.
      The charter of the Nominating Committee was attached as Appendix B to the proxy statement for our 2004 annual meeting of stockholders. Such charter is not available on our website.
      When identifying nominees for Director, the Nominating Committee solicits suggestions from incumbent Directors, management, stockholders and others. In identifying and evaluating nominees, the Nominating Committee seeks candidates possessing the highest standards of personal and professional ethics and integrity; practical wisdom, independent thinking, maturity and the ability to exercise sound business judgment; skills, experience and demonstrated abilities that help meet the current needs of the Board of Directors; and a firm commitment to the interests of our stockholders.
      In addition, the Nominating Committee takes into consideration such other factors as it deems appropriate. These factors may include knowledge of our industry and markets, experience with businesses and other organizations of comparable size, the interplay of the nominee’s experience with the experience of other members of the Board of Directors, and the extent to which the candidate would be a desirable addition to the Board of Directors and any of its committees. The Nominating Committee may consider, among other factors, experience or expertise in the heat-transfer industry, global business, science and technology, competitive positioning, corporate governance, finance or economics, and public affairs.
      Pursuant to our by-laws, stockholders of record entitled to vote in the election of Directors at any annual meeting may recommend individuals for consideration by the Nominating Committee as potential nominees by submitting written recommendations to our Corporate Secretary so that they are delivered or received no later than (i) 60 days in advance of the annual meeting, if the annual meeting is to be held within 30 days preceding the anniversary of the previous year’s annual meeting, or (ii) 90 days in advance of the annual meeting, if the annual meeting is to be held on or after the anniversary of the previous year’s annual meeting. For an annual meeting held at a time other than within these time periods, or for a special meeting of stockholders for the election of Directors, nominations must be submitted no later than the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders.
      Stockholder recommendations must contain: (i) each nominee’s name, age, business and residence addresses; (ii) principal occupation or employment; (iii) the nominee’s written consent to serve as a Director, if elected; and (iv) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to applicable rules of the Securities and Exchange Commission.
      In addition, any stockholder submitting a recommendation must provide his or her own name and address as they appear on our books and records, as well as the class and number of our shares owned of record and the dates he or she acquired such shares. The stockholder also must describe all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are made by the stockholder. Furthermore, the stockholder must identify any person employed, retained, or to be compensated by the stockholder submitting the nomination or by the person nominated, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the election of such nominee, and briefly describe the terms of such employment, retainer or arrangement for compensation.
      The Nominating Committee will evaluate nominees proposed by stockholders using the same criteria, and in the same manner, as described above for other nominees.
          Employee Benefits Committee
      The members of the Employee Benefits Committee are Directors Van Rees (Chairman), Berkeley, Bidlack and Denninger. The Employee Benefits Committee held one meeting during fiscal year 2006.
      The Employee Benefits Committee serves as the plan administrator of our employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” including our Retirement Income Plan, Incentive Savings Plan, Medical Plan, Life Insurance Plan, Long-Term Disability Plan, Employee Stock Ownership Plan and any other employee benefit plan we maintain for which a named fiduciary is designated. The Employee Benefits Committee oversees the operation, administration, investments and compliance of each of these plans.

          Meeting Attendance
      During fiscal year 2006, the Board of Directors held a total of five meetings. Each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings of all committees of the Board of Directors on which he or she served (during the periods that he or she served).
      Company policy requires that each Director attend our annual meeting of stockholders or provide the Chairman of the Board with advance notice of the reason for not attending. All of our Directors attended our 2005 annual meeting of stockholders.
          Communications from Stockholders
      Stockholders may send communications to the Board of Directors, or to individual Directors, to the attention of: Cornelius S. Van Rees, Corporate Secretary, Graham Corporation, 20 Florence Avenue, Batavia, New York 14020. The Corporate Secretary will convey all such communications to the Board, or if addressed to an individual member of the Board, to that Director.
Compensation of Directors
       Employee-Directors do not receive any remuneration for service on the Board of Directors.
          Cash Compensation
      Each of our non-employee Directors receives an annual fee of $15,000 for service on the Board of Directors. Additionally, each non-employee Director receives a fee of $1,000 for each Board or committee meeting attended, except that if such meeting is held by telephone conference call or by unanimous written consent, the fee is reduced to $500. If the Board of Directors and/or one or more committees meet on the same day, a full meeting fee is paid for one meeting and one-half of the meeting fee is paid for each additional meeting attended that day.
      The Chairman of the Board of Directors and each of our Directors serving as chairman of committees of the Board of Directors receive additional fees for such service. During fiscal year 2006, the Chairman of the Board of Directors received an additional annual fee of $10,000, the Chairman of the Audit Committee received an additional annual fee of $5,000, and the chairman of each of the other committees received an additional annual fee of $2,000. Effective April 1, 2006, these additional annual fees were increased as follows: the Chairman of the Board of Directors — $15,000, the Chairman of the Audit Committee — $6,000, the Chairman of the Compensation Committee — $5,000, and the Chairman of the Employee Benefits Committee and the Chairman of the Nominating Committee — $3,000.
          Equity Compensation
      Non-employee Directors participate in the Outside Directors’ Long-Term Incentive Plan, or “LTIP.” The LTIP credits each of our non-employee Directors with Share Equivalent Units, or “SEUs” for five fiscal years during the term of such Director’s service, subject to our attainment of certain performance objectives. Upon termination of a non-employee Director’s service, but not before, the Director may redeem each SEU for one share of our common stock or, alternatively and subject to our discretion, for the cash equivalent at the closing price of the stock on the American Stock Exchange on the date of termination of service, subject to certain limitations which are discussed further below.
      Under the LTIP, SEUs will be credited to each non-employee Director’s account for each of the first five fiscal years in which we produce consolidated net income in an amount at least equal to the consolidated net income specified in our budget for each such fiscal year. Each SEU is valued at the market value of one share of our common stock on the valuation date, which is the last day of trading of the first quarter following the end of a fiscal year for which SEUs are to be credited. The number of SEUs to be credited is determined by dividing the value of one SEU into 10,000.
      In the event that we elect under the LTIP to redeem a Director’s SEUs for cash representing a commensurate number of our shares of our common stock, the cash value will be determined by multiplying the number of SEUs held by such Director on the date of his or her termination from service multiplied by the closing price of our stock on the date of such termination. However, the cash value of each SEU may not exceed the greater of $8.00 per share or the price on the valuation date when initially credited to such Director’s account.

      In the event that we elect to redeem a Director’s SEUs for a commensurate number of shares of our common stock, the number of shares we pay to such Director shall be determined as follows: (i) if the fair market value is at or below the valuation date price, each SEU will be redeemed for one share of common stock; (ii) if the fair market value is greater than the valuation date price but less than $8.00 per share, each SEU will be redeemed for one share of our common stock; (iii) if the fair market value is greater than $8.00 per share and the valuation date price was less than or equal to $8.00 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times $8.00 and dividing the product by the fair market value; and (iv) if the fair market value is greater than the valuation date price and the valuation date price was greater than $8.00 per share, the number of shares constituting the redemption price of a Director’s SEUs will be determined by multiplying the number of SEUs times the valuation date price and dividing the product by the fair market value.
      Our non-employee Directors are also eligible to participate in the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, pursuant to which they may be granted options to purchase shares of our common stock. On October 26, 2005, each of our non-employee Directors was granted an option to purchase 2,000 shares of our common stock at its closing price on the American Stock Exchange on the date of grant ($13.90), pursuant to such plan.
Compensation Committee Interlocks and Insider Participation
       The members of our Compensation Committee during fiscal year 2006 were Directors Lemcke (Chairman), Berkeley, Bidlack, Malvaso and Van Rees. Director Van Rees is our Corporate Secretary but receives no compensation for his service in such capacity. Mr. Van Rees participated in the Board of Directors’ deliberations regarding compensation of all of our compensated officers.
      Except as set forth in this proxy statement, under the heading “Certain Relationships and Related Transactions,” no member of our Compensation Committee: (i) was an officer or employee of ours or any of our subsidiaries during fiscal year 2006; (ii) was formerly an officer of ours or any of our subsidiaries; or (iii) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, none of our executive officers served: (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) as a Director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Board of Directors.
EXECUTIVE OFFICERS
      We are currently served by the following executive officers, who are elected by the Board of Directors and serve until their respective successors are elected and qualified:
      James R. Lines, age 45, became our President and Chief Operating Officer in June 2006. Mr. Lines has been with our company since 1984. Previously, and since December 2004, Mr. Lines was our Vice President and General Manager. Mr. Lines has also held the positions of Vice President of Engineering and Vice President of Sales and Marketing. Prior to his senior management positions, he was an application engineer, sales engineer and product supervisor. Mr. Lines holds a Bachelor of Science degree in Aerospace Engineering from the University of Buffalo.
      J. Ronald Hansen, age 59, has been our Vice President-Finance and Administration and Chief Financial Officer since joining us in 1993.
      Stephen P. Northrup, age 54, was appointed our Vice President of Asia Operations in January 2006. Previously, and from 2005 to 2006, he served as our Vice President and Chief Technology Officer. From 1995 to 2005, Mr. Northrup served as our Vice President-Engineering. He has been employed with us since 1973.

EXECUTIVE COMPENSATION
       The following table sets forth the annual compensation for services to us in all capacities for the past three fiscal years by our President and Chief Operating Officer and our three most highly compensated executive officers (other than our President and Chief Operating Officer) who were serving as executive officers on March 31, 2006, the last day of fiscal year 2006 (collectively, the “named executive officers”).
SUMMARY COMPENSATION TABLE

						Long-Term
		Annual Compensation				Compensation
				Other Annual		Securities
	Fiscal	Salary	Bonus	Compensation		Underlying	All Other
Name and Position	Year	($)(1)	($)(2)	($)(3)		Options/SARs(#)(4)	Compensation($)

James R. Lines (5)	2006	163,010	86,754	-0-		6,000	9,924	(6)(7)
President and Chief	2005	137,966	-0-	-0-		6,000	4,813	(6)(8)
Operating Officer	2004	137,966	-0-	-0-		6,000	43,132	(8)(9)
J. Ronald Hansen	2006	165,006	87,816	-0-		6,000	5,549	(7)
Vice President-Finance	2005	146,931	-0-	-0-		6,000	-0-
and Administration and	2004	146,931	-0-	-0-		6,000	86,475	(9)
Chief Financial Officer
Stephen P. Northrup	2006	157,274	83,169	-0-		6,000	10,036	(7)
Vice President of Asia	2005	137,966	-0-	-0-		6,000	-0-
Operations	2004	137,966	-0-	-0-		6,000	86,960	(9)(10)
William C. Johnson(11)	2006	241,247	192,587	11,241	(12)	12,000	41,400	(7)(13)
Former President and	2005	80,140	-0-	-0-		36,000	126,072	(13)
Chief Executive Officer	2004	—	—	—		—	—

(1)	The figures shown include amounts (if any) deferred by the named executive officers pursuant to section 401(k) of the Internal Revenue Code as deferred contingent salary. Any amounts deferred under section 401(k) of the Internal Revenue Code are deposited in the named executive officer’s 401(k) account for investment and payment according to the terms of our Incentive Savings Plan.

(2)	Bonus amounts are deferred to the following fiscal year and are contingent upon attainment of predetermined performance goals. No bonus was paid to any named executive officer with respect to the fiscal year ended March 31, 2004 (“fiscal year 2004”) and fiscal year 2005.

(3)	In prior years, we included information regarding the gain recognized from the sale of stock acquired upon the exercise of stock options by the named executives in the “Other Annual Compensation” column. Such information for fiscal year 2006 can be found under the table entitled “Aggregated Option/ SAR Exercises in Fiscal Year 2006 and Fiscal Year-End Option/ SAR Values” on page 22 of this proxy statement.

(4)	Prior year amounts have been adjusted to reflect the two-for-one stock split in the nature of a dividend that was effective as of October 3, 2005.

(5)	Mr. Lines was appointed President and Chief Operating Officer by our Board of Directors on June 14, 2006.

(6)	Includes $2,160 for each of fiscal years 2006 and 2005 in premiums paid on insurance policies on Mr. Lines.

(7)	Includes the following amounts contributed by us to the 401(k) accounts of the named executive officers pursuant to our Incentive Savings Plan for fiscal year 2006: $9,688 for Mr. Johnson; $5,549 for Mr. Hansen; $7,764 for Mr. Lines; and $10,036 for Mr. Northrup. No contributions were made by us to the 401(k) accounts of any of the named executive officers for fiscal years 2005 and 2004.

(8)	Includes for Mr. Lines payment in lieu of vacation of $2,653 for fiscal year 2005 and payment for published professional articles of $1,375 for fiscal year 2004.

(9)	Includes cash proceeds received in fiscal year 2004 upon termination of split-dollar life insurance policies maintained by us as follows: Mr. Hansen — $86,475; Mr. Lines — $41,757; and Mr. Northrup — $81,654. Our termination of our split-dollar life insurance program realized a tax benefit to us in fiscal year 2004 of approximately $130,000 and resulted in an annual net cost saving to us of approximately $48,000.

(10)	Includes for Mr. Northrup a long-term service award of $5,306 for fiscal year 2004.

(11)	Mr. Johnson was our President and Chief Executive Officer from November 29, 2004 through June 12, 2006.

(12)	Club dues paid by us on Mr. Johnson’s behalf in fiscal year 2006.

(13)	Includes $24,887 for fiscal year 2006 and $125,338 for fiscal year 2005, respectively, in relocation and related expenses in connection with Mr. Johnson’s commencement of service as our President and Chief Executive Officer. Also includes a contribution by us of $6,825 in fiscal year 2006 and $734 in fiscal year 2005 pursuant to our Defined Contribution Pension Plan.
Stock Options
       After taking into account our October 3, 2005 two-for-one stock split in the nature of a dividend, the number of unoptioned shares available at the beginning of fiscal year 2006 under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value was 149,300. The number of unoptioned shares available at the end of fiscal year 2006 under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value was 93,300 shares.
      The following table shows information with respect to the total number of stock options we granted to each named executive officer during fiscal year 2006.
Option/ SAR Grants During Fiscal Year 2006

	Individual Grants				Potential Realizable
					Value at Assumed
		Percent of			Annual Rates of
	Number of	Total			Stock Price
	Securities	Options/SARs	Exercise		Appreciation for
	Underlying	Granted to	or Base		Option Term
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)(1)	Fiscal Year (%)	($/Share)	Date	5% ($)	10% ($)

James R. Lines	6,000	13.6%	13.90	10/26/15	52,450	132,918
J. Ronald Hansen	6,000	13.6%	13.90	10/26/15	52,450	132,918
Stephen P. Northrup	6,000	13.6%	13.90	10/26/15	52,450	132,918
William C. Johnson	12,000	27.3%	13.90	10/26/15	104,900	265,836

(1)	All stock options are currently vested, non-qualified stock options.
      The following table shows information with respect to (i) stock options exercised by the named executives during fiscal year 2006, and (ii) the total number of exercisable and unexercisable stock options held by each named executive officer on March 31, 2006, the last day of fiscal year 2006, and the corresponding value. All numbers reported in the table have been adjusted to reflect the two-for-one stock split in the nature of a dividend that was effective as of October 3, 2005.
Aggregated Option/SAR Exercises in Fiscal Year 2006
and Fiscal Year-End Option/SAR Values

	Shares		Number of Securities
	Acquired		Underlying Unexercised		Value of Unexercised In-the-
	on		Options/SARs at Fiscal		Money Options/SARs at
	Exercise	Value	Year-End (#)		Fiscal Year-End ($)(1)
Name	(#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

James R. Lines	26,400	233,205	6,000	—	33,600	—
J. Ronald Hansen	8,400	85,307	6,000	—	33,600	—
Stephen P. Northrup	32,400	353,063	6,000	—	33,600	—
William C. Johnson	15,200	160,223	32,800	—	337,600	—

(1)	Based on the closing price of our common stock on March 31, 2006, which was $19.50 per share.

Pension Plans
       The following table shows estimated annual pension benefits payable at normal retirement age under our Retirement Income Plan, setting forth straight-life annuity amounts without regard to offsets for social security benefits. Benefits listed in the table are subject to a deduction of an amount equal to 50% of an eligible employee’s estimated primary social security benefit.
Pension Plan Table

Years of Service
Remuneration ($)	15	20	25	30/35

100,000	$25,000	$33,333	$41,670	$50,000
125,000	$31,250	$41,662	$52,088	$62,500
150,000	$37,500	$49,995	$62,505	$75,000
160,000	$40,000	$53,333	$67,667	$80,000
175,000(1)	$43,750	$58,328	$72,922	$87,500
260,000(1)	$65,000	$86,667	$108,334	$130,000

(1)	For our Retirement Income Plan, with respect to fiscal year 2005, $205,000 was the maximum amount of compensation that could be used as the basis for determining benefits under applicable law; for fiscal year 2006 the amount was $210,000. For the Supplemental Plan (as defined below), with respect to fiscal year 2005, only base salary over $205,000 was used as the basis for determining benefits, and for fiscal year 2006, only base salary over $210,000 was used as such basis
      Our Retirement Income Plan is a defined benefit pension plan for the benefit of our domestic employees hired prior to January 1, 2003. Benefits are based on the employee’s years of service and average annual base salary for the five highest consecutive calendar years of compensation in the ten-year period preceding retirement. The portion of fiscal year 2006 compensation that is taken into account by the Retirement Income Plan for the purpose of calculating future pension benefits for each of the eligible named executive officers is as follows: $165,006 for Mr. Hansen; $163,010 for Mr. Lines; and $157,274 for Mr. Northrup.
      The approximate years of creditable service as of March 31, 2006 of each of the named executive officers eligible to participate in the Retirement Income Plan are as follows: 13 years for Mr. Hansen; 22 years for Mr. Lines; and 32 years for Mr. Northrup.
      In addition to the Retirement Income Plan, we maintain a Supplemental Executive Retirement Plan, referred to as the “Supplemental Plan”, that is intended to provide eligible participants and their surviving spouses and beneficiaries with the amount of employer-provided retirement benefits that the Retirement Income Plan would provide but for the limitation on compensation that may be recognized under tax-qualified plans imposed by section 401(a)(17) of the Internal Revenue Code and the limitations on benefits imposed by sections 415(b) and (e) of the Internal Revenue Code. All of our named executive officers as of the date of this proxy statement are eligible to participate in the Supplemental Plan. The Supplemental Plan takes income into account for future benefits on a calendar year basis. With respect to fiscal year 2006, no compensation for any officer was taken into account by the Supplemental Plan for the purpose of calculating future benefits.
      We also maintain a Defined Contribution Pension Plan. Under the Defined Contribution Pension Plan, eligible employees with at least one hour of service during the relevant plan year who are employed by us at the end of such year receive a contribution in an amount equal to 3.25% of eligible compensation received during such year, which contribution is paid on the first $210,000 of compensation. The amounts allocated to participants under the contribution plan vest after five years of employment. Mr. Johnson participated in such plan during fiscal years 2005 and 2006.
Employment Agreements, Termination of Employment and Change in Control Arrangements
       We are a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of our employment agreements with our President and Chief Operating Officer and our other named executive officers.
      James R. Lines. We are a party to an employment agreement with Mr. Lines, our President and Chief Operating Officer, which we entered into in December 1993 and amended in September 1996. The agreement provides that Mr. Lines will receive a minimum base salary and customary benefits. Mr. Lines is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless Mr. Lines or we elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Lines turns 65.
      J. Ronald Hansen. We are a party to an employment agreement with Mr. Hansen, our Vice President-Finance and Administration and Chief Financial Officer, which we entered into in May 1993 and amended in September 1996. The agreement provides that Mr. Hansen will receive a minimum base salary and customary benefits. Mr. Hansen is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless Mr. Hansen or we elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Hansen turns 65.
      Mr. Hansen is also a party to a Senior Executive Severance Agreement with us. This agreement provides that upon the occurrence of certain events within three years after a change in control of the company or if our Board of Directors determines that Mr. Hansen is no longer a key executive officer of ours in certain circumstances related to a potential change in control (including, for example, if Mr. Hansen’s employment is terminated for any reason other than death, disability or cause, or if he were to resign as a result of a reduction in his compensation), Mr. Hansen would be entitled to certain payments, including a payment equal to one dollar less than three times his average tax-includable compensation (including bonus) for the five most recent taxable years ending before the date of such change in control. In addition, all unvested stock options held by Mr. Hansen would accelerate. Upon termination of his employment following a change in control, Mr. Hansen would also be entitled to the total retirement benefits actually payable to him under our retirement plans, as well as an additional payment equal to the excess, if any, of (i) the present value of the aggregate benefits to which he would be entitled under any defined benefit pension plans of ours if he were 100% vested under such plans, over (ii) the present value of the benefits to which he is actually entitled under such defined benefit pension plan as of the date of his termination. If, following a change in control, for any taxable year Mr. Hansen is liable for the payment of an excise tax with respect to any payment of money or property made by us or other related parties to him or for his benefit, we will be responsible to pay to Mr. Hansen a portion of such excise tax.
      Stephen P. Northrup. We are a party to an employment agreement with Mr. Northrup, our Vice President of Asia Operations, which we entered into in September 1996. The agreement provides that Mr. Northrup will receive a minimum base salary and customary benefits. Mr. Northrup is also eligible under the agreement to receive discretionary bonuses. The agreement automatically renews such that it always has a one-year term remaining, unless Mr. Northrup or we elect not to extend the term further, in which case the term will end on the first anniversary of the date on which notice of such election not to extend is given. If not terminated sooner, the agreement will end on the last day of the month in which Mr. Northrup turns 65.
      William C. Johnson. During fiscal year 2006 we were party to a letter agreement with Mr. Johnson, our former President and Chief Executive Officer, that provided for his receipt of a starting base salary of $235,000, as well as an annual cash bonus if our return on capital employed and the personal goals set for Mr. Johnson by the Compensation Committee were attained. Mr. Johnson’s agreement also provided for his participation in our Defined Contribution Pension Plan and that our payment of certain club dues on his behalf. Additionally, Mr. Johnson’s agreement provided for our payment of certain term life insurance on his behalf and for his participation in a long-term disability program. Pursuant to his agreement, we awarded an option to purchase 18,000 (36,000 after taking into account our October 3, 2005 two-for-one stock split in the nature of a dividend) shares of our common stock to Mr. Johnson at the time his employment commenced, and also reimbursed him for certain relocation costs. Mr. Johnson resigned as our President and Chief Executive Officer on June 12, 2006.
      General. Our employment agreements with Messrs. Hansen, Lines and Northrup each contain a 12-month covenant not to compete with us and not to interfere in certain of our business relationships if the executive resigns for reasons other than a material breach of the agreement by us, if the executive departs from our employment without the approval of our Board of Directors, or if the executive is discharged for cause.
      Our employment agreements with Messrs. Hansen, Lines and Northrup each also provide that, upon dismissal without cause, we will (i) pay to the executive compensation due him to the date of termination, including any accrued bonus, (ii) pay to the executive a payment equal to 12 months’ base salary, (iii) provide the executive with continuing health care coverage for a period of 36 months following the effective date of termination of employment, and (iv) pay for certain outplacement services.

      In addition, if Messrs. Hansen, Lines or Northrup is not granted an annual specified salary increase or if his base salary is decreased (in each case, after the occurrence of certain specified events that could constitute a change in control of the company), then such executive may terminate his employment agreement, and would be entitled to receive the payments to which he would be entitled upon dismissal without cause. In the event of any sale, merger or any form of business combination affecting us, each of these agreements requires us to obtain the express written assumption of the agreement by the acquiring or surviving entity, and failure to do so would entitle the executive to all payments and other benefits to be provided by us in the event of termination without cause.
REPORT OF THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION
       The Compensation Committee establishes levels of cash compensation and forms and amounts of non-cash compensation for the company’s executive officers. Additional duties of the Compensation Committee are described on page 17 of this proxy statement under the heading “— Corporate Governance  — Board Meetings and Committees of the Board.”
Executive Compensation Policies
       In establishing executive compensation, the guiding principles of the Compensation Committee are as follows:

•	To provide a reasonable level of compensation sufficient to attract and retain executive personnel best suited by training, ability, and other relevant criteria for the company’s management requirements.

•	To balance base compensation (non-contingent) and incentive compensation (contingent upon performance) for the purpose of motivating executive personnel.

•	To determine the extent and method of aligning the financial interest of the company’s executive personnel with the interest of its stockholders in the appreciation of their investment.
      We consider various measures of company and industry performance when determining executive officer compensation, including revenue, net income, earnings per share, total market value and total stockholder return. We also compare the company’s executive compensation programs with the programs of other comparably sized companies both in the company’s industry and in its geographic region. We believe that during fiscal year 2006 compensation for the company’s chief executive officer and its other executive officers was approximately at the median for similarly situated executive officers of companies in the company’s industry and geographic region. We believe that during fiscal year 2006 non-cash compensation for the company’s chief executive officer, in the form of stock options, was below that offered by comparably sized companies in the company’s industry and geographic region.
      We also periodically retain an independent compensation consultant, and did retain such a consultant in fiscal year 2006, to assist us in our evaluation of the company’s executive compensation programs and in setting the compensation of the company’s executive officers, including its chief executive officer.
Components of Executive Compensation for Fiscal Year 2006
          Annual Compensation
      Annual cash compensation for fiscal year 2006 consisted of base salary and a cash bonus.
      Base salaries. We review the base salaries for each executive officer at least annually. For fiscal year 2006, we set the base salaries for executive officers based on company and individual performance for the previous year, internal relativity and market conditions, including our understanding of the base salaries received by similarly situated executive officers at comparably sized companies in the company’s industry and in its geographic region.
      Based on these factors, in March 2005, we approved an annual base salary increase for James R. Lines, the company’s President and Chief Operating Officer (Mr. Lines was our Vice President and General Manager at the time such salary increase was approved); J. Ronald Hansen, the company’s Vice President-Finance and Administration and Chief Financial Officer; and Stephen P. Northrup, the company’s Vice President of Asia Operations (Mr. Northrup was our Vice President and Chief Technology Officer at the time such salary increase was approved). In January 2006, in connection with the change in Mr. Northrup’s title to Vice President of Asia Operations, the Compensation Committee approved an additional annual increase in his base salary, effective February 1, 2006, in order to equalize his salary with the increased costs and expenses incurred by him as a China-based employee. As discussed below, the base salary of our former President and Chief Executive Officer was also increased during fiscal year 2006, effective November 1, 2005.
      Cash bonuses. Under the annual executive cash bonus program in effect for fiscal year 2006, in the interest of linking corporate performance to executive officer compensation while maintaining competitive overall nominal salary rates, a portion of compensation for each executive officer was a contingent bonus. The bonus was payable, on a deferred basis, following the end of fiscal year 2006, and payment was subject to attainment of performance-based goals for fiscal year 2006 by the company and by each executive officer individually. In order for any eligible officer to receive performance-based pay, the company must have met a predetermined earnings threshold. Under this arrangement, a target performance-based amount for each eligible officer, representing a percentage of base salary, was implemented by the Compensation Committee. The actual amount of performance-based pay earned depended upon the degree of attainment of goals that we established for fiscal year 2006 in the following areas: net income, working capital employed and an individual performance goal for each officer. These determinations were based on our review of pertinent data and on our understanding of industry practices for comparably sized companies, as well as our expectations of attainable results under existing market conditions.
          Long-Term Incentives
      Long-term incentive awards are designed to provide the company’s executive officers with an incentive to achieve corporate objectives, to attract and retain executive officers of outstanding competence, and to provide such persons with an equity interest in the company in order to better align their interests with the interests of the company’s stockholders.
      Long-term incentive awards to executive officers are made under the 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, which we administer. Such plan currently permits us to grant to the executive officers awards of stock options. If the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value is approved by the stockholders at the annual meeting, executive officers will also be eligible to receive stock awards and restricted stock awards. See “— Proposal Two: Approval of the Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value ” on page 8 of this proxy statement.
      During fiscal year 2006, all long-term incentive awards to the executive officers consisted of grants of stock options having exercise prices equal to 100% of the fair market value of the company’s common stock on the date of grant. Each such stock option was exercisable six months after the date of grant and will expire 10 years from the date of grant. For more information on the stock options granted to the executive officers, see page 22 of this proxy statement.
President and Chief Executive Officer Compensation for Fiscal Year 2006
       In establishing Mr. Johnson’s compensation for fiscal year 2006, we applied the principles outlined above in the same manner as they were applied to the company’s other executives. We also considered the company’s and Mr. Johnson’s accomplishments of objectives that had been established at the commencement of his employment with the company and our own subjective assessment of his performance. We noted that under Mr. Johnson’s leadership, the company’s sales, net income and profit margin increased. We also considered the company’s successful completion in November 2005 of the public sale of 198,246 shares of common stock previously held as treasury shares. Additionally, during fiscal year 2006 the company developed and began to implement marketing, manufacturing and engineering growth strategies in Asia. We further took into account Mr. Johnson’s efforts to enhance the company’s engineering and manufacturing capacities, especially in connection with product design, as well as his commencement of front-end bid automation and design processes.
      During fiscal year 2006 we increased Mr. Johnson’s annual base salary to $250,000 (from $235,000), effective November 1, 2005. In accordance with the formulaic incentive compensation program establishment by the Compensation Committee, on June 1, 2006, we also granted Mr. Johnson a cash bonus in the amount of $192,587. In addition, on October 26, 2005, we granted Mr. Johnson an option to purchase 12,000 shares of the company’s common stock at an exercise price of $13.90 per share (that being the closing price of the company’s common stock on the American Stock Exchange on the date of grant).

Compensation Committee:

H. Russel Lemcke, Chairman
Helen H. Berkeley
Jerald D. Bidlack
James J. Malvaso
Cornelius S. Van Rees

Stock Price Performance Graph
       Our common stock is traded on the American Stock Exchange under the symbol “GHM.” Set forth below is a line graph comparing the cumulative stockholder return on our common stock for a five-year period beginning with the last trade of our common stock on March 31, 2001, to the cumulative total return of (i) companies on the American Stock Exchange Market Value Index (the “AMEX Index”) over the same period, (ii) a selection of peer group public companies that we have used for this purpose since 2001, comprised of Flowserve Corp., Paul Mueller Co. and IntriCon Corporation (formerly named Selas Corporation of America) (collectively, the “Peer Group”), and (iii) companies on the AMEX Industrial Manufacturing Index (in which we are included), which we are selecting for this purpose for the first time. We have selected the AMEX Industrial Manufacturing Index because we are a global industrial company, and this index includes a broader base of industrial companies that tend to be affected by the same global economic conditions that tend to affect us.
Comparison of 5 Year Cumulative Total Return*
Among Graham Corporation, AMEX Market Value (U.S. & Foreign) Index
AMEX Industrial Manufacturing Index and a Peer Group
     *$100 invested on 3/30/01 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.
     The above line graph assumes an investment of $100 on March 31, 2001 in (i) our common stock, (ii) the stocks comprising the AMEX Index, (iii) the stocks of the Peer Group public companies noted above, and (iv) the stocks comprising the AMEX Industrial Manufacturing Index. Total returns assume the reinvestment of all dividends.
      Our stock performance may not continue into the future with the trends similar to those depicted in the line graph above. We neither make nor endorse any predictions as to our future stock performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Long-Term Stock Ownership Plan
       At our annual meeting for our fiscal year ended March 31, 2000, our stockholders approved the Long-Term Stock Ownership Plan of Graham Corporation. Certain of our Directors and executive officers are participants in this plan and are indebted to us for a balance due on the purchase of shares of our common stock at the closing price on the American Stock Exchange on the date of purchase, which was April 5, 2001.
      As of June 1, 2006, pursuant to the terms of both a stock subscription agreement executed by each participant in this plan and a note executed by each such person, Mr. Hansen is indebted to us in the amount of $8,075 and Mr. Northrup is indebted to us in the amount of $7,674. Of the Director participants as of the same date, Mr. Lemcke is indebted to us for $28,592 and Mr. Van Rees for $28,592. The largest aggregate amount of indebtedness to us by each participating executive officer since the beginning of our last fiscal year was $10,597 for Mr. Hansen and $10,074 for Mr. Northrup. The largest aggregate amount of indebtedness outstanding during such fiscal year for each participating Director was $37,532 for Mr. Bidlack, $35,744 for Mr. Lemcke and $37,532 for Mr. Van Rees. Each subscription agreement states that 18 months after purchasing the shares of common stock, a participant is entitled to sell up to 50% of his shares and that the participant agrees to hold the remainder of his shares until such time as he terminates employment with us or his service as a Director ends. The terms of each note require the participant to repay the balance of the note in thirty-two equal consecutive quarterly installments beginning on June 30, 2002.
      The loans are interest-free during a participant’s employment or service as Director. Interest on each note is imputed as income to each participant at the applicable federal rate established by the Internal Revenue Service. Shares remain in our custody until a participant’s note is paid in full, unless the participant sells his shares (when and to the extent permitted). Each note provides that until it is paid in full, any shares sold will be sold through a broker who will forward any proceeds, less expenses, to us to pay off all or a portion of such note. Each note also contains provisions that grant a security interest to us in the purchased shares and any proceeds from any subsequent sale of the purchased shares. If a participant ceases to be an officer or Director any time after 18 months after purchase, the participant may sell all or a portion of his shares. The Sarbanes-Oxley Act that became law on July 30, 2002 prohibits any further loans under the Long-Term Stock Ownership Plan. It also prohibits renewal, or any material modification of the terms, of any of the loans outstanding under the plan.
Consultation Agreement
       Director Cornelius S. Van Rees, Corporate Secretary to the company, is party to a consultation agreement with us whereby he is compensated $22,000 annually to consult with us regarding legal matters.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our common stock. Based solely on the written representations of our Directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2006 all of our Directors and officers timely complied with the filing requirements of Section 16(a), except that each of our non-employee Directors and each of our officers inadvertently filed one late report disclosing one transaction, an option grant, which option grants were timely reported in a Current Report on Form 8-K dated October 26, 2005. In addition, Mr. Lemcke inadvertently filed one other late report disclosing one transaction.
STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
Proposals Submitted for Inclusion in Our Proxy Materials
       In order for any stockholder proposal to be included in our proxy statement to be issued in connection with our annual meeting of stockholders for our fiscal year ending March 31, 2007, we must receive the proposal no later than February 23, 2007. If the proposal is in compliance with all of the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, we will include the stockholder proposal in our proxy statement and place it on the form of proxy issued for the 2007 annual meeting. Stockholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.
Proposals Not Submitted for Inclusion in Our Proxy Materials
       Pursuant to our by-laws, stockholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 may be acted upon at the 2007 annual meeting only if written notice of the proposal complying with the requirements set forth in our by-laws is delivered to or received by our Corporate Secretary not later than the following dates: (i) 60 days in advance of the 2007 annual meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the 2006 annual meeting or (ii) 90 days in advance of the 2007 annual meeting if such meeting is to be held on or after the anniversary of the 2006 annual meeting. If the 2007 annual meeting is to be held at a time other than within such periods, then stockholder notices and proposals must be delivered to or received by our Corporate Secretary before the close of business on the 10th day following the date on which notice of the 2007 annual meeting is first given to stockholders via press release or in a document that we publicly file with the Securities and Exchange Commission. Assuming that the 2007 annual meeting of stockholders is held on July 27, 2007, stockholder proposals must be received by April 30, 2007. Stockholder proposals that do not comply with the foregoing requirements will be considered untimely and will not be acted upon at the 2007 annual meeting. Stockholder notices and proposals should be delivered to the following address: Graham Corporation, Attention: Corporate Secretary, 20 Florence Avenue, Batavia, New York 14020.
OTHER MATTERS
       The Board of Directors does not know of any other matters that may be presented for action at the annual meeting. Should any other matters come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

James R. Lines
President and Chief Operating Officer
Dated: June 23, 2006

Appendix A
AMENDED AND RESTATED
2000 GRAHAM CORPORATION INCENTIVE PLAN
TO INCREASE SHAREHOLDER VALUE
Effective July 27, 2006
      Section 1.     Purpose.
      The purpose of the Plan is to increase shareholder value by promoting growth and profitability of the Corporation; to provide certain directors and key executives of the Corporation with an incentive to achieve corporate objectives; to attract and retain directors and key executives of outstanding competence; and to provide such directors and key executives with an equity interest in the Corporation.
      Section 2.     Definitions.
      Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

(a) “Award” shall mean any Option, Stock Award or Performance Award granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

(b) “Award Agreement” shall mean the document establishing the terms, conditions, restrictions and limitations of an Award in addition to those established by the Plan and by the Committee’s exercise of its administrative powers.

(c) “Board” shall mean the Board of Directors of the Corporation.

(d) “CEO” shall mean the Chief Executive Officer of the Corporation.

(e) “Change in Control” shall mean any of the following events:

(i) the reorganization, merger or consolidation of Graham Corporation with one or more other Persons, other than a transaction following which at least 51% of the ownership interests of the institution resulting from such transaction are owned by Persons who, immediately prior to such transaction, owned at least 51% of the outstanding voting share of Graham Corporation;

(ii) the acquisition of substantially all of the assets of Graham Corporation or more than 25% of the voting shares of Graham Corporation by any Person or Persons acting in concert; or

(iii) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

(A) individuals who were members of the Board on November 2, 2000; or

(B) individuals who first became members of the Board after November 2, 2000 either:

(1) upon election to serve as a member of the Board by the affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first election; or

(2) upon election by the stockholders of Graham Corporation to serve as a member of the Board, but only if nominated for election by affirmative vote of a majority of the members of the Board, or a nominating committee thereof, in office at the time of such first nomination; provided, however, that no benefit conferred under the Plan, or under the terms of any Option granted under the Plan, solely as a result of the occurrence of a Change in Control of Graham Corporation shall be conferred upon any Person, or any member of the group of Persons, who makes an acquisition described in Section 2(e)(ii) and for purposes of this provision, the term Change in Control as applied to such a Person shall not include any acquisition made by such group of Persons of which he is a member.

(f) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(g) “Committee” shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of not less than two directors, and each member shall be both a “Non-Employee Director” and an “Outside Director.” The Committee shall be appointed by and serve at the pleasure of the Board.

(h) “Control Person” shall mean any person who, as of the date of grant of an ISO, owns (within the meaning of Section 422A(b)(6) of the Code) stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Corporation or of any Parent or Subsidiary.

(i) “Corporation” shall mean Graham Corporation, a Delaware corporation.

(j) “Disability” shall mean permanent and total disability as defined by Section 22(e)(3) of the Code.

(k) “Effective Date” shall mean July 27, 2006.

(l) “Eligible Individual” shall mean any individual whom the Committee may determine to be an Employee or Non-Employee Director of the Corporation or a Subsidiary who is selected to receive an Award pursuant to the Plan.

(m) “Employee” shall mean any person employed by the Corporation or its Subsidiaries on a full or part-time basis, including directors who are otherwise employed by the Corporation or its Subsidiaries.

(n) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(p) “Exercise Price” shall mean the price per share at which Stock subject to an Option may be purchased upon exercise of the Option, determined in accordance with Section 6.

(q) “Fair Market Value” shall mean, with respect to a share of Stock on a specified date:

(i) the final quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading; or

(ii) if the Stock is not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(iii) if Section 2(q)(i) and Section 2(q)(ii) are not applicable, the fair market value of a share of Stock as the Committee may determine.

(r) “ISO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock that is intended to qualify as an incentive stock option under Section 422 of the Code.

(s) “NQSO” shall mean an Option granted pursuant to the Plan to purchase shares of Stock that is not intended to be an ISO or that is granted to a Non-Employee Director.

(t) “Non-Employee Director” shall mean a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act.

(u) “Options” shall refer collectively to NQSOs and ISOs subject to the Plan.

(v) “Outside Director” shall mean an “Outside Director” for purposes of Section 162(m) of the Code.

(w) “Parent” shall mean any parent (as defined in Section 425 of the Code) of the Corporation.

(x) “Participant” shall mean any Employee or Non-Employee Director who receives an Award under the Plan.

(y) “Performance Award” shall mean an award granted to pursuant to Section 8.

(z) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Objective(s) to determine, with regards to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

(aa) “Performance Objectives” shall mean the performance objectives established by the Committee pursuant to the Plan for Performance Awards. Performance Objectives may be measured on an absolute or relative basis. Performance Objectives shall be limited to specified levels of or increases in the Corporation’s or Subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Stock, share price (including but not limited to, growth measures and total stockholder return), net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer satisfaction surveys and productivity. Performance Objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Corporation, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority).

(bb) “Performance Period” shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(cc) “Person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization.

(dd) “Plan” shall mean this Amended and Restated 2000 Graham Corporation Incentive Plan to Increase Shareholder Value, as set forth herein and as amended from time to time.

(ee) “Securities Act” shall mean the Securities Act of 1933, as it may be amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

(ff) “Stock” shall mean shares of the common stock of the Corporation.

(gg) “Stock Award” shall mean an award of shares of Stock or restricted shares of Stock granted pursuant to Section 7.

(hh) “Subsidiary” shall mean any subsidiary (as defined in Section 425 of the Code) of the Corporation.
Section 3.     Shares of Stock Subject to the Plan.
      (a) In General. The maximum number of shares of Stock which shall be available for the grant or issuance of Awards under the Plan (including ISOs) during its term shall not exceed 550,000; provided, however, that no more than 100,000 shares of Stock may be used for Awards other than Options. Such amounts shall be subject to adjustment as provided in Section 3(b). Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall be available again for grant under the Plan. Except for expired, forfeited or cancelled shares, the Plan is intended to restrict the “recycling” of shares of Stock back into the Plan; this means that shares of Stock exchanged or withheld to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award count against the numerical limits of the Plan. The shares of Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.
      (b) Adjustment Upon Changes in Capitalization. In the event of any reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares or any other change in corporate structure which in the judgment of the Committee materially affects the value of shares, then the Committee may determine the substitutions or adjustments to the maximum number of shares available for the grant or issuance of Awards under the Plan pursuant to Section 3(a), the number and class of shares and the exercise price per share set forth in any Award theretofore granted, or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate; provided, however, that no such adjustments shall be made to any ISO without the Participant’s consent, if such adjustment would cause such ISO to fail to qualify as such.

Section 4.     Administration of the Plan.
      (a) In General. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.
      (b) Authority. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(i) determine eligibility for participation in the Plan;

(ii) select the Eligible Individuals and determine the type of Awards to be made to Eligible Individuals, the number of shares of Stock subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment or performance criteria;

(iii) interpret the Plan or any Award Agreement;

(iv) construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan or an Award Agreement;

(v) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations;

(vi) promulgate rules and regulations regarding treatment of Awards of an Eligible Individual under the Plan in the event of such Participant’s death, Disability, retirement, termination from the Corporation or breach of agreement by the Participant, or in the event of a Change in Control of the Corporation;

(vii) accelerate the vesting, exercise, or payment of an Award when such action or actions would be in the best interest of the Corporation;

(viii) subject to Section 4(d), grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Corporation;

(ix) determine the terms and provisions of any Award Agreements entered into hereunder, including, a provision in an Award Agreement that requires, upon the occurrence of a Change in Control specified in Section 2(e)(iii), the cancellation for cash of outstanding Awards or the issuance of comparable replacement Awards granted by the successor entity in such event;

(x) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(xi) make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.
      (c) Delegation. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Non-Employee Directors may select and grant Awards to Eligible Individuals who are subject to Section 16 of the Exchange Act, and provided further, that only the Committee may grant Performance Awards. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.
      (d) Repricing. Except for adjustments pursuant to Section 3(b), the Committee shall not reprice any Options unless such action is approved by the stockholders of the Corporation. For purposes of the Plan, the term “reprice” shall mean: (i) the reduction, directly or indirectly, in the per-share exercise price of an outstanding Option by amendment, cancellation or substitution; (ii) any action that is treated as a repricing under United States generally accepted accounting principles; (iii) canceling an Option when its exercise price exceeds the fair market value of the underlying Stock in exchange for another Option or other equity security (unless the cancellation and exchange occurs in connection with a merger, acquisition, or similar transaction); and (iv) any other action that is treated as a repricing by the rules or regulations of any stock exchange on which the securities of the Corporation are traded. Any amendment or repeal of this provision shall require the affirmative vote of a majority of shares of voting capital stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.
      Section 5.     Awards.
      (a) Eligibility. All Employees and Non-Employee Directors are eligible to participate in the Plan; provided, however, only Employees are eligible to receive ISOs. The Committee shall determine and designate from time to time those Employees and Non-Employee Directors who are to be granted Awards, the nature of each Award granted and the number of shares of Stock subject to each such Award.
      (b) In General. Awards may, at the Committee’s sole discretion, be paid in the form of Options pursuant to Section 6, Stock Awards pursuant to Section 7, Performance Awards pursuant to Section 8 or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Agreement for such Award. Awards under a particular Section of the Plan need not be uniform and Awards under two or more Sections may be combined into a single Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Eligible Individual.
      (c) Award Limitation. Subject to adjustment as provided by Section 3(b), and notwithstanding any provision contained in the Plan to the contrary:

(i) the maximum number of shares of Stock for which Awards may be granted to any Participant during a calendar year is 24,000;

(ii) the maximum aggregate number of shares of Stock for which Awards may be granted to all Participants during any continuous 36-month period is 3% of the Corporation’s total number of authorized shares of Stock as of the beginning of such period;

(iii) the maximum aggregate number of shares of Stock that may be issued under the Plan upon the exercise of ISOs is 550,000;

(iv) the aggregate Fair Market Value (determined at the time an ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and any Parent or Subsidiary shall not exceed $100,000; and

(v) the maximum Performance Award payable to any one Participant under the Plan for a calendar year is 24,000 shares of Stock or, in the event the Performance Award is paid in cash, $500,000.
      (d) Foreign Jurisdictions. With respect to Eligible Individuals who reside or work outside of the United States, the Committee may, in its sole and absolute discretion, amend the terms of the Plan or Awards with respect to such Eligible Individuals in order to conform such terms with the provisions of local law and practice or otherwise as deemed necessary or desirable by the Committee.
      Section 6.     Stock Options.
      (a) In General. Awards may be granted in the form of Options. Options granted under the Plan may be of two types: ISOs and NQSOs. The Committee shall have the authority and discretion to grant to an Eligible Individual either ISOs, NQSOs, or both, but shall clearly designate the nature of each Option at the time of grant. Non-Employee Directors may only receive NQSOs.
      (b) Terms of Options. An Option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. In addition to any such terms and conditions, the following terms and conditions shall apply to all Options granted under the Plan:

(i) the exercise price per share of Stock subject to an Option shall be not less than 100% of the Fair Market Value of a share of the Stock on the date such Option is granted, provided, however, that the exercise price shall not be less than 110% of such Fair Market Value for any ISO granted to a Control Person; and

(ii) the term of each Option shall be determined by the Committee, provided that no Option shall be exercisable before one year or after more than ten years from the date such Option is granted, and provided further that no ISO granted to a Control Person shall be exercisable after more than five years from the date of grant.
      (c) Exercise of Options. Except as provided in Section 10, no Option granted to an Employee shall be exercised unless at the time of such exercise the Participant is then an employee. Upon exercise, the exercise price of an Option may be paid in cash, or, to the extent permitted by the Committee, by tendering, by either actual delivery of shares or by attestation, shares of Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Stock to exercise an Option. Options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the Participant’s exercise. Notwithstanding the foregoing or the provision of any Award Agreement, a Participant may not pay the exercise price of an Option using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.
      Section 7.     Stock Awards.
      (a) In General. Awards may be granted in the form of Stock Awards; provided, however, that the Committee may grant Awards of unrestricted shares of Stock only if the Committee has determined that such Award is made in lieu of salary or cash bonus. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.
      (b) Restrictions. The Committee may condition, restrict or limit the grant of a Stock Award on the achievement of enumerated performance objectives or, with respect to Stock Awards issued to an Employee or a Non-Employee Director, on such Employee’s or Non-Employee Director’s continued employment or service to the Corporation through a specified period of time.
      (c) Performance - Based Stock Awards. The grant or vesting of any Stock Award may be conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 8 regarding Performance Awards.
      (d) Rights as Stockholders. During the period in which any shares of Stock received pursuant to a Stock Award are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Participant to whom such shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.
      Section 8.     Performance Awards.
      (a) In General. Awards may be granted in the form of Performance Awards, which are intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. A Performance Award granted under the Plan may be payable in cash or in shares of Stock (including, without limitation, restricted shares of Stock), as determined by the Committee.
      (b) Terms. Performance Awards shall, to the extent required by Section 162(m) of the Code, be conditioned solely on the achievement of one or more objective Performance Objectives, and such Performance Objectives shall be established by the Committee within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), and shall otherwise comply with the requirements of, Section 162(m) of the Code. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Objectives to be achieved during any Performance Period, the Performance Formula, the length of any Performance Period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee and set forth in writing.
      (c) Payment of Performance Awards.
      (i) Limitations. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Corporation on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Objectives for such period are achieved; and (2) and the Performance Formula as applied against such Performance Objectives determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.
      (ii) Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion, if and when it deems appropriate.
      (iii) Timing of Award Payments. Performance Awards for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 8(c)(ii).
      Section 9.     Payment of Awards.
      (a) In General. Absent a Plan or Award Agreement provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Stock, a combination of cash and Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.
      (b) Withholding. The Corporation shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Corporation such tax prior to and as a condition of the making of such payment. The Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of shares of Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation, shares of Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes. Notwithstanding the foregoing or the provision of any Award Agreement, a Participant may not pay the amount of taxes required by law to be withheld using shares of Stock if, in the opinion of counsel to the Corporation, (i) the Participant is, or within the six months preceding such exercise was, subject to reporting under Section 16(a) of the Exchange Act, (ii) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or (iii) there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Corporation under generally accepted accounting principles that the Committee reasonably determines is adverse to the Corporation.
      Section 10.     Effect of Termination of Relationship with the Corporation.
      (a) Death. Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Participant’s death prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i) the vested portion of any remaining Options held by the Participant at the time of his or her death may be exercised in whole or in part within one year after the date of the Participant’s death and then only:

(A) by the beneficiary designated by the Participant in a writing submitted to the Corporation prior to the Participant’s death, or in the absence of same, by the Participant’s estate or by or on behalf of such person or persons to whom the Participant’s rights pass under his or her will or the laws of descent and distribution;

(B) to the extent that the Participant would have been entitled to exercise the Option at the date of his or her death and subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C) prior to the expiration of the term of the Option.

(ii) any unvested restricted shares of a Stock Award held by the Participant at the time of his or her death shall be forfeited.

      (b) Disability. Unless otherwise decided by the Committee and provided in an Award Agreement, upon a Participant’s Disability prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i) the vested portion of any remaining Options held by the Participant at the time of his or her Disability may be exercised in whole or in part within one year after the date of the Participant’s Disability and then only:

(A) by the Participant or his or her legal representative;

(B) to the extent that the Participant would have been entitled to exercise the Option on the date of his or her Disability, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C) prior to the expiration of the term of the Option.

(ii) any unvested restricted shares of a Stock Award held by the Participant at the time of his or her Disability shall be forfeited.
      (c) Other Termination. Unless otherwise decided by the Committee and provided in an Award Agreement, upon the termination of a Participant’s employment or term of directorship with the Corporation for a reason other than the Participant’s death or Disability and prior to the complete exercise or vesting of an Award granted to him or her under the Plan, then:

(i) the vested portion of any remaining Options held by the Participant may be exercised in whole or in part within three months after the date of the Participant’s termination and then only:

(A) by the Participant or his or her legal representative;

(B) to the extent that the Participant would have been entitled to exercise the Option on the date of his or her termination, subject to all of the conditions on exercise imposed by the Plan and the Award Agreement; and

(C) prior to the expiration of the term of the Option.

(ii) any unvested restricted shares of a Stock Award held by the Participant at the time of his or her other termination shall be forfeited.
      (d) Treatment of Intra-Corporation Transfers. In the case of an Employee, the transfer between the Corporation and any Subsidiary shall not be deemed to be a termination of employment or directorship.
      Section 11.     General Provisions.
      (a) Award Agreement. Each Award grant shall be evidenced by a written Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve. The terms and provisions of Award Agreements may vary among Participants and among different Awards granted to the same Participant. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.
      (b) No Right to Further Awards or Continued Service. The grant of an Award in any year shall not give the Participant any right to similar grants in future years or any right to continue such Participant’s employment relationship with the Corporation or its Subsidiaries. All Participants shall remain subject to discharge to the same extent as if the Plan were not in effect.
      (c) No Right, Title, or Interest in Corporation Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation and the Participant shall not have any rights in or against any specific assets of the Corporation. All of the Awards granted under the Plan shall be unfunded and the Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Award.

      (d) Nonassignability. No Award or other right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution and an Award shall be exercisable during the Participant’s lifetime only by the Participant.
      (e) Regulatory Approvals and Listings. Notwithstanding any other provision of the Plan or Award Agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions:

(i) the listing, or approval for listing upon notice of issuance, of such shares on any securities exchange on which the Stock may then be traded;

(ii) any registration or other qualification of such shares under any state or federal law or regulation, or other qualification which the Board shall, in its absolute discretion and upon the advice of counsel, deem necessary or advisable;

(iii) the obtaining of any other consent approval or permit from any state or federal government agency which the Board shall, in its absolute discretion and upon the advice of counsel, determine to be necessary or advisable; and

(iv) the execution by the Participant (or the Participant’s legal representative) of such written representation that the Committee may in its sole discretion deem necessary or advisable to the effect that the shares then being purchased are being purchased for investment with no present intention of reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act and the placement upon certificates for such shares of an appropriate legend in connection therewith.
      (f) Grant to Employee of a Subsidiary. In the case of a grant of an Option to any Employee of a Subsidiary, the Corporation may, if the Committee so directs, issue or transfer the shares covered by the Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the Employee in accordance with the terms of the Plan and the stock option agreement relating to such Option.
      (g) Status as an Employee Benefit Plan. This Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirement for an “employee benefit plan” under Section 3(3) of ERISA. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of ERISA. The Plan shall be construed and administered so as to effectuate this intent.
      (h) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.
      (i) Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section number shall refer to a Section of this Plan unless otherwise indicated.
      (j) Headings. The headings of Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.
      (k) No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.
      (l) Amendment or Termination. Subject to the provisions of Section 4(d), the Board may, at any time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date; provided, however, that no such action shall adversely affect the rights of Participants to Awards previously granted hereunder and, provided further, however, that any stockholder approval necessary or desirable in order to comply with tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of Corporation are listed, shall be obtained in the manner required therein.
      (m) Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

(i) If to the Corporation:

Graham Corporation
20 Florence Avenue
Batavia, New York 14020
Attention: Chief Financial Officer

(ii) If to a Participant, to the Participant’s address as shown in the Corporation’s personnel records.
      (n) Duration of Plan. The Plan (as amended and restated hereby) was approved by the Board on June 1, 2006, and will become effective on July 27, 2006, upon the date of the approval by the stockholders of the Corporation at the 2006 Annual Meeting of the Stockholders. Awards may not be granted under the Plan after July 26, 2016, but Awards theretofore granted may extend beyond that date.
* * * * *

Appendix B
Amended and Restated on January 27, 2006
GRAHAM CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Membership
      Members of the Audit Committee of the Board of Directors (the “Board”) of Graham Corporation (the “Company”) shall be appointed by the Board. The Audit Committee shall consist of at least three (3) directors, each of whom shall be “independent” in accordance with Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Sections 121 and 803 of the American Stock Exchange Company Guide. Each member of the Audit Committee must have the ability to read and understand the Company’s financial statements, including its balance sheet, income statement and cash flow statement, or shall be able to do so within a reasonable time. At least one member of the Audit Committee shall be an “audit committee financial expert”, as such term is defined in Section 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. In addition, at least one Audit Committee member (who may also serve as the “audit committee financial expert”) shall have past employment experience in finance or accounting, professional certification in accounting, or any other comparable experience which results in such person being financially sophisticated in accordance with the standards set forth in the American Stock Exchange Company Guide.
Meetings, Structure and Procedures
      The Audit Committee shall meet at least four (4) times per year. One Audit Committee member shall serve as the Committee Chair and the Board shall determine which member shall be the Chair. The agenda of each Audit Committee meeting will be prepared under the direction of the Chair and, whenever practicable, circulated to each Audit Committee member prior to the meeting date. The Chair will preside, when present, at all Audit Committee meetings. The Audit Committee shall meet at such times and places as determined by the Chair, or as may be requested by any two (2) Audit Committee members, upon three (3) days notice to each member personally, by mail or by written telecommunication. In addition, the Audit Committee shall meet at such other times as it deems necessary or desirable to fulfill its responsibilities. The Audit Committee shall also periodically meet separately, in executive session, with the Company’s independent public accounting firm (the “independent auditor”) and with such Company management personnel, employees and advisors as the Audit Committee deems appropriate.
      A majority of the Audit Committee shall constitute a quorum. Any action required or permitted to be taken at any Audit Committee meeting may be taken without a meeting if all members of the Audit Committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Audit Committee. Members of the Audit Committee may participate in a Audit Committee meeting by conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting by these means shall constitute presence in person at the meeting.
      Minutes shall be prepared for all meetings of the Audit Committee to document the Audit Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Audit Committee members, and shall be approved as presented or as modified at a subsequent Audit Committee meeting.
Purpose
      The Audit Committee shall work closely with the Board of Directors, the Company’s management and the independent auditor in order to assist the Board of Directors in overseeing:

1. the integrity of the Company’s financial statements and internal controls;

2. the Company’s compliance with legal and regulatory requirements;

3. the independent auditor’s qualifications and independence;

4. the performance of the Company’s independent auditor; and

5. the planning for and performance of the Company’s internal audit function.
      The Audit Committee is also responsible for producing the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement. In addition, the Audit Committee is responsible for recommending to the Board the inclusion of the Company’s financial statements in its Annual Report on Form 10-K and performing such other tasks as are consistent with this Charter.
Authority and Responsibilities
      The Audit Committee shall:

1. Have authority to select, evaluate and, where appropriate, replace the independent auditor and to nominate the independent auditor for stockholder approval at the Company’s annual meeting of stockholders. The independent auditor will report directly to the Audit Committee.

2. Have authority and direct responsibility to resolve any disagreements between Company management and the independent auditor regarding financial reporting.

3. Receive such funding from the Company as the Audit Committee deems appropriate for: (a) the compensation of the independent auditor; and (b) the payment of any expenses that the Audit Committee determines are necessary or appropriate to carry out its duties.

4. Pre-approve all audit services and permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services. The Audit Committee may delegate to one or more of its members the authority to pre-approve such non-audit services between regularly scheduled meetings, provided that such approvals are reported to the full Audit Committee at the next meeting.

5. Obtain and review, at least annually, written periodic reports from the independent auditor describing such firm’s internal quality-control procedures.

6. At least annually, consider the independence of the independent auditor and, for this purpose, (a) obtain from the Company’s independent auditor a formal written statement delineating all relationships between such auditor and the Company, consistent with Independence Standards Board Standard 1; (b) discuss with the independent auditor any disclosed relationships or services that, in the Audit Committee’s judgment, may affect the objectivity or independence of the independent auditor; and (c) as the Audit Committee from time to time may determine to be necessary or desirable, take or recommend the Board take appropriate action to oversee the independent auditor’s independence.

7. Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the independent auditor encountered in the course of the audit work, and management’s response thereto; and (c) any questions, comments or suggestions the independent auditor may have relating to the Company’s internal controls, accounting practices or procedures.

8. Obtain and review timely reports from the independent auditor on all material written communications between Company management and the independent auditor, including, but not limited to, any management letter or schedule of unadjusted differences.

9. Review, prior to implementation, proposals by management to comply with requirements for internal auditing and review any significant matters contained in reports from Company employees involved in planning for such compliance.

10. Review at least annually with the independent auditor, the Company’s principal internal audit staff, and management: (a) the adequacy and effectiveness of the Company’s systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor, the Company’s principal internal audit staff or management), accounting practices, and disclosure controls and procedures (and any management reports thereon); and (b) current accounting trends and developments, and take such action with respect thereto as it may deem appropriate.

11. Review with management and the independent auditor the annual and quarterly financial statements of the Company, including: (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) any material changes in accounting principles or practices used by management in preparing the Company’s financial statements prior to their filing on Forms 10-K or 10-Q, as applicable; and (c) the items required by Statement of Auditing Standards 61 as amended by Statements 89 and 90 and as in effect at that time in the case of annual statements and Statement of Auditing Standards 71 as in effect at that time in the case of quarterly statements.

12. Recommend to the Board of Directors, whether the Company’s financial statements should be included in its Annual Report on Form 10-K.

13. Review earnings press releases, Company policies with respect to earnings press releases, and earnings guidance and other information provided by the Company to the public, analysts, institutional investors and/or rating agencies.

14. Discuss Company policies with respect to risk assessment and risk management, and review contingent material liabilities and risks as well as legislative and regulatory developments which could materially affect the Company’s contingent liabilities and risks.

15. Review: (a) the status of the Company’s compliance with applicable laws, regulations, and internal procedures, including the Company’s Code of Business Conduct and Ethics; and (b) the scope and status of systems designed to promote Company’s compliance with applicable laws, regulations and internal procedures. Reports from Company management, legal counsel and such third parties shall be utilized as deemed necessary or desirable by the Audit Committee.

16. Discuss with the independent auditor the required communications with audit committees as prescribed by the Auditing Standards Board.

17. Discuss with the independent auditor whether it has identified the existence of any issues concerning detection of illegal acts, as described in Section 10A of the Exchange Act.

18. Establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

19. Have authority to engage and compensate independent counsel, accountants and other advisers, as the Audit Committee deems necessary or appropriate to carry out its duties.

20. Have free and confidential access at any time to Company’s management, the Company’s controller, staff members involved in any internal auditing process the Company may adopt and the Company’s legal counsel; and all such individuals shall have free and confidential access to the Audit Committee.

21. Review disclosures made by the chief executive officer and chief financial officer in Forms 10-K and 10-Q certifications regarding, among other things, any deficiencies in the design or operation of the Company’s internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

22. Review and oversee any transactions between the Company and any related party.

23. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

24. At least annually, review and assess the adequacy of this Charter and conduct a performance evaluation of the Audit Committee. The Audit Committee shall recommend any proposed changes to the Board for approval.
Matters Outside the Scope of the Audit Committee’s Responsibility
      Nothing contained in this Audit Committee Charter shall be deemed to limit the independent auditor’s ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the Company’s stockholders.
      In addition, it is not intended for the Audit Committee to be responsible for any of the following matters, and no provision of this Charter should be so construed:

1. planning, directing or conducting audits;

2. determining whether the Company’s financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles; or

3. ensuring compliance with any laws, regulations or the Company’s Code of Business Conduct and Ethics.
General
      The Audit Committee is also granted such other authority and charged with such other responsibilities as are consistent with this Charter, the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission and the American Stock Exchange Company Guide.

GRAHAM CORPORATION
20 Florence Avenue
Batavia, New York 14020
www.graham-mfg.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TWO DIRECTOR NOMINEES, FOR APPROVAL OF THE AMENDED AND RESTATED 2000 GRAHAM CORPORATION INCENTIVE PLAN TO INCREASE SHAREHOLDER VALUE AND FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2007.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	Election of Directors		FOR nominee(s) listed except as marked to the contrary	WITHHOLD AUTHORITY for all nominees

01 02	Helen H. Berkeley to serve until 2009 James R. Lines to serve until 2009		☐	☐

Withheld for the nominee you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Approval of the Amended and Restated Graham Corporation 2000 Incentive Plan to Increase Shareholder Value.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3	Ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.	☐	☐	☐

4.	In their discretion, to vote upon all other matters as may be properly brought before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the two director nominees and FOR proposals 2 and 3.

☐	To help our preparation for the meeting, please check here if you plan to attend.

Please sign exactly as name(s) appears on this proxy and return it promptly whether you plan to attend the meeting or not. If you do attend, you may, of course, vote in person. The space below may be used for any questions or comments you may have.

Signature	Signature	Date

▲ FOLD AND DETACH HERE ▲

PROXY 2006

GRAHAM CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jerald D. Bidlack and James J. Malvaso, or either of them, each with power of substitution, as proxies to attend the Annual Meeting of Stockholders of Graham Corporation to be held in the 2nd Floor Conference Room at 1 Bausch & Lomb Place, Rochester, New York 14604 on Thursday, July 27, 2006 at 11:00 a.m., Eastern Time, and any adjournment thereof, and to vote in accordance with the following instructions the number of shares the undersigned would be entitled to vote if personally present at such meeting:

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE  ▲

You can now access your Graham Corporation account online.

Access your Graham Corporation stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Graham Corporation, now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	Make address changes
•	View certificate history	•	Obtain a duplicate 1099 tax form
•	View payment history for dividends	•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

GRAHAM CORPORATION	CONFIDENTIAL VOTING INSTRUCTION
This Instruction is solicited by the Employee Benefits Committee of Graham Corporation
as a named fiduciary for the
EMPLOYEE STOCK OWNERSHIP PLAN OF GRAHAM CORPORATION (“Plan”)
For the Annual Meeting of Stockholders to be held on July 27, 2006
     The undersigned Participant, Former Participant or Beneficiary of a deceased Former Participant in the Plan (the “Instructor”) hereby provides the voting instructions hereinafter specified to the Employee Benefits Committee of Graham Corporation (the “Committee”), which instructions shall be taken into account in directing the Trustee of the Plan to vote, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock (the “Shares”) of Graham Corporation (the “Corporation”) which are held by the Trustee of the Plan, in its capacity as Trustee, as of June 1, 2006 (the “Record Date”) at the Annual Meeting of Stockholders of the Corporation (the “Annual Meeting”) to be held in the 2nd Floor Conference Room at 1 Bausch & Lomb Place, Rochester, New York 14604, on July 27, 2006 at 11:00 a.m., Eastern Time, or at any adjournment thereof.
     As to the nominees and proposals listed on the reverse side hereof and as more particularly described in the Corporation’s Proxy Statement dated June 23, 2006, the Committee will give voting directions to the Trustee of the Plan. Such directions will reflect the voting instructions filed by the Instructor on this Confidential Voting Instruction, in the manner described in the accompanying letter from the Committee dated June 23, 2006.
     As to other matters which may properly come before the Annual Meeting, the Trustee will be instructed to vote upon such matters in its discretion, or cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by it.
     The instructions set forth on the reverse side hereof will be taken into account as described above in directing the Trustee of the Plan how to vote the Shares of the Corporation held by it as of the Record Date in its capacity as Trustee, provided this card is received by the Burke Group by July 20, 2006.
     Please mark, sign and date this voting instruction card on the reverse side and return it in the enclosed envelope.

IF THIS VOTING INSTRUCTION IS SIGNED BUT NO DIRECTION IS GIVEN, THIS VOTING INSTRUCTION CARD WILL BE DEEMED TO INSTRUCT VOTES “FOR” THE ELECTION OF THE NOMINEES AND “FOR” PROPOSALS 2 AND 3.

ESOP COMMON (as of 6/01/06)	PLEASE MARK YOUR CHOICE LIKE THIS ☐ IN BLUE OR BLACK INK.

The Board of Directors Recommends a Vote “For” the election of nominees and “For” proposals 2 and 3.

1.	Election of Directors	FOR	WITHHOLD	2.	Approval of the Amended and Restated Graham Corporation 2000 Incentive Plan to Increase Shareholder Value.
For a three-year term
	Helen H. Berkeley	☐	☐		FOR	AGAINST	ABSTAIN*
	James R. Lines	☐	☐		☐	☐	☐

3.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the period April 1, 2006 through March 31, 2007.

		FOR	AGAINST		ABSTAIN*

		☐	☐		☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The undersigned hereby instructs the Committee to direct the Trustee of the Plan to vote in accordance with the voting instructions indicated above and hereby acknowledges receipt of the letter from the Committee dated June 23, 2006, a Notice of Annual Meeting of Stockholders of Graham Corporation and a Proxy Statement for the Annual Meeting.

Date

Signature

Signature

Please sign exactly as your name appears on this instruction. Each owner of shares held jointly must sign this voting instruction. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies must be signed by an authorized officer.

* For purposes of the unallocated Shares held by the Employee Stock Ownership Plan, abstention is equivalent to not voting.

Graham Corporation
Employee Benefits Committee
June 23, 2006
Dear Plan Accountholder:
The Employee Stock Ownership Plan of Graham Corporation (“ESOP”) has a related trust (the “ESOP Trust”) which owns common stock of Graham Corporation (“Graham”). GreatBanc Trust Company as trustee of the ESOP is a stockholder of Graham and may vote on matters presented for stockholder action at Graham’s 2006 Annual Meeting of Stockholders scheduled to be held on July 27, 2006, or at any adjournment of the meeting (“Annual Meeting”).
The ESOP Trust provides that in casting its vote at the 2006 Annual Meeting, the ESOP trustee is to follow directions given by Graham’s Employee Benefits Committee (“Committee”). The Committee in turn follows instructions provided by participants, former participants and beneficiaries of deceased former participants with respect to the Graham common stock allocated to their accounts in the ESOP as of June 1, 2006.
The records for the ESOP indicate that you are among the individuals who may give voting instructions. You may give your instructions by completing and signing the enclosed Confidential Voting Instruction Card (“Instruction Card”) and returning it in the envelope provided to the Burke Group, which maintains the records for this plan. The Instruction Card lets you give instructions for each matter expected to be presented for stockholder action at the Annual Meeting. The Committee expects the Burke Group to tabulate the instructions given on a confidential basis and to provide the Committee with only the final results of the tabulation. The final results will be used in directing the ESOP trustee.
The voting of the common stock held by the ESOP Trust is subject to legal requirements under the Employee Retirement Income Security Act of 1974, as amended. The Committee, in consultation with its legal advisors, considers these requirements in establishing voting instruction procedures and directing the ESOP trustee how to vote. The remainder of this letter describes the voting procedures which the Committee expects to follow for the 2006 Annual Meeting.
How your voting instructions count depends on whether it was anticipated that the matter being voted upon would be presented for stockholder action at the Annual Meeting; if you had an interest in the ESOP Trust on the proper date; and how large your interest was, as follows:
Anticipated Proposals
If Graham Common Stock Was Allocated to Your Account Under the ESOP Trust as of June 1, 2006
In general, the ESOP trustee will be directed to vote the number of shares of Graham common stock (if any) held by the ESOP Trust and allocated as of June 1, 2006 to your individual account under the ESOP according to the instructions specified on the reverse side of the Instruction Card. The Instruction Card shows the number of shares of Graham common stock allocated to your individual account under the ESOP Trust as of June 1, 2006. If you do not file the Instruction Card by July 20, 2006, you will be deemed to have instructed the ESOP Trustee to ABSTAIN as to all proposals.
Unanticipated Proposals
It is possible, although unlikely, that proposals other than those specified on the Instruction Card will be presented for stockholder action at the 2006 Annual Meeting. If this should happen, the ESOP trustee will be instructed to vote upon such matters in their discretion, or to cause such matters to be voted upon in the discretion of the individuals named in any proxies executed by them.
Your interest in the ESOP Trust offers you the opportunity to participate, as do Graham’s stockholders, in decisions that affect Graham’s future, and we encourage you to take advantage of such opportunity. To help you decide how to complete the Instruction Card, enclosed is a copy of the Proxy Statement that is being furnished to all holders of Graham common stock in connection with the 2006 Annual Meeting. Please complete, sign and return your Instruction Card today. Your instructions are important regardless of the size of your interest in the ESOP Trust.
If you have questions regarding the terms of the ESOP, or how to complete the Instruction Card, please call J. Ronald Hansen, Vice President-Finance & Administration at (585) 343-2216.
Sincerely,
EMPLOYEE BENEFITS COMMITTEE
 OF GRAHAM CORPORATION
Enclosures